                                                                    EXHIBIT 10.8





                               U.S. $300,000,000

                         MULTICURRENCY CREDIT AGREEMENT

                                  DATED AS OF

                               SEPTEMBER 12, 1996

                                     AMONG

                           U.S. ROBOTICS CORPORATION,

                            THE BANKS PARTY HERETO,

                         HARRIS TRUST AND SAVINGS BANK
                                    as Agent

                                      AND

                      THE FIRST NATIONAL BANK OF CHICAGO,

                           NATIONSBANK OF TEXAS, N.A.

                                      AND

                               SOCIETE GENERALE,

                                  as Co-Agents

                               TABLE OF CONTENTS

                (This Table of Contents is not part of the Agreement)

                                                                                                                            PAGE
SECTION 1.     THE REVOLVING CREDIT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1

      Section 1.1.     The Loan Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      Section 1.2.     Letters of Credit  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1
      Section 1.3.     Applicable Interest Rates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 4
      Section 1.4.     Minimum Borrowing Amounts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      Section 1.5.     Manner of Borrowing Committed Loans and Designating Interest Rates Applicable to
                       Committed Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6
      Section 1.6.     The Bid Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
      Section 1.7.     Requests for Bid Loans . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 8
      Section 1.8.     Notice of Bids . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      Section 1.9.     Acceptance or Rejection of Bids  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9
      Section 1.10.    Notice of Acceptance or Rejection of Bids  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   10
      Section 1.11.    Interest on Bid Loans  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
      Section 1.12.    Interest Periods . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   11
      Section 1.13.    Maturity of Loans. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
      Section 1.14.    Prepayments. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   12
      Section 1.15.    Default Rate.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
      Section 1.16.    The Notes. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   13
      Section 1.17.    Funding Indemnity. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
      Section 1.18.    Commitment Terminations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   14
      Section 1.19.    Increase in Revolving Credit Commitment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

SECTION 2.     FEES AND EXTENSIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15

      Section 2.1.     Fees . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   15
      Section 2.2.     Extension of Termination Date  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   16

SECTION 3.     PLACE AND APPLICATION OF PAYMENTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

      Section 3.1.     Place and Application of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   17

SECTION 4.     DEFINITIONS; INTERPRETATION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18

      Section 4.1.     Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   18
      Section 4.2.     Interpretation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

SECTION 5.     REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28

      Section 5.1.     Corporate Organization and Authority . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   28
      Section 5.2.     Subsidiaries . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29
      Section 5.3.     Corporate Authority and Validity of Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . .   29
      Section 5.4.     Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   29





                                      -i-
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
      Section 5.5.     No Litigation; No Labor Controversies  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
      Section 5.6.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
      Section 5.7.     Approvals  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
      Section 5.8.     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
      Section 5.9.     Government Regulation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   30
      Section 5.10.    Margin Stock . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
      Section 5.11.    Licenses and Authorizations; Compliance with Laws  . . . . . . . . . . . . . . . . . . . . . . . . .   31
      Section 5.12.    Ownership of Property; Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   31
      Section 5.13.    No Burdensome Restrictions; Compliance with Agreements . . . . . . . . . . . . . . . . . . . . . . .   32
      Section 5.14.    Full Disclosure  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

SECTION 6.     CONDITIONS PRECEDENT . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32

      Section 6.1.     Initial Credit Event . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   32
      Section 6.2.     All Credit Events  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   33

SECTION 7.     COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34

      Section 7.1.     Corporate Existence; Subsidiaries  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
      Section 7.2.     Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
      Section 7.3.     Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
      Section 7.4.     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   34
      Section 7.5.     Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
      Section 7.6.     Financial Reports and Other Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   35
      Section 7.7.     Bank Inspection Rights . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
      Section 7.8.     Conduct of Business  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
      Section 7.9.     Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   36
      Section 7.10.    Use of Proceeds; Regulation U  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
      Section 7.11.    Sales and Leasebacks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
      Section 7.12.    Mergers, Consolidations and Sales of Assets  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   38
      Section 7.13.    Use of Property and Facilities; Environmental, Health and Safety Laws  . . . . . . . . . . . . . . .   39
      Section 7.14.    Investments, Acquisitions, Loans, Advances and Guaranties  . . . . . . . . . . . . . . . . . . . . .   40
      Section 7.15.    Consolidated Tangible Net Worth  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
      Section 7.16.    Leverage Ratio . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
      Section 7.17.    Total Debt to EBITDA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
      Section 7.18.    Dividends and Other Shareholder Distributions  . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
      Section 7.19.    Subsidiary Debt  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
      Section 7.20.    Transactions with Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
      Section 7.21.    No Subsidiary Guaranties . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   41
      Section 7.22.    Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

SECTION 8.     EVENTS OF DEFAULT AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42

      Section 8.1.     Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   42
      Section 8.2.     Non-Bankruptcy Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
      Section 8.3.     Bankruptcy Defaults  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44





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
      Section 8.4.     Collateral for Undrawn Letters of Credit . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   44
      Section 8.5.     Notice of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
      Section 8.6.     Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

SECTION 9.     CHANGE IN CIRCUMSTANCES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45

      Section 9.1.     Change of Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   45
      Section 9.2.     Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR  . . . . . . . . . . .   46
      Section 9.3.     Increased Cost and Reduced Return  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   46
      Section 9.4.     Lending Offices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
      Section 9.5.     Discretion of Bank as to Manner of Funding . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48
      Section 9.6.     Substitution of Bank . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   48

SECTION 10.    THE AGENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49

      Section 10.1.    Appointment and Authorization of Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
      Section 10.2.    Agent and its Affiliates . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
      Section 10.3.    Action by Agent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
      Section 10.4.    Consultation with Experts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
      Section 10.5.    Liability of Agent; Credit Decision  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   49
      Section 10.6.    Indemnity  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
      Section 10.7.    Payments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   50
      Section 10.8.    Resignation of Agent and Successor Agent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
      Section 10.9.    Co-Agents. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

SECTION 11.    MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51

      Section 11.1.    Withholding Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   51
      Section 11.2.    No Waiver of Rights  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
      Section 11.3.    Non-Business Day . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
      Section 11.4.    Documentary Taxes  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
      Section 11.5.    Survival of Representations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
      Section 11.6.    Survival of Indemnities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
      Section 11.7.    Sharing of Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   53
      Section 11.8.    Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   54
      Section 11.9.    Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
      Section 11.10.   Successors and Assigns . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
      Section 11.11.   Participants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
      Section 11.12.   Assignment of Commitments by Banks . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   55
      Section 11.13.   Amendments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
      Section 11.14.   Headings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
      Section 11.15.   Legal Fees, Other Costs and Indemnification  . . . . . . . . . . . . . . . . . . . . . . . . . . . .   56
      Section 11.16.   Set Off  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
      Section 11.17.   Currency . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   57
      Section 11.18.   Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58
      Section 11.19.   Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   58





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
      Section 11.20.   Submission to Jurisdiction; Waiver of Jury Trial . . . . . . . . . . . . . . . . . . . . . . . . . .   58

EXHIBITS
              A       -    Form of Notice of Payment Request
              B       -    Form of Committed Note
              C       -    Form of Bid Note
              D       -    Bid Loan Request Confirmation
              E       -    Invitation to Bid
              F       -    Confirmation of Bid
              G       -    Notice of Acceptance of Bid
              H       -    Form of Compliance Certificate
              I       -    Form of Legal Opinion of Counsel to the Borrower
              J       -    Commitment Amount Increase Request


SCHEDULE 5.1          Schedule of Borrower Liabilities
SCHEDULE 5.2          Schedule of Existing Subsidiaries
SCHEDULE 5.12         Schedule of Real Property
SCHEDULE 7.9          Schedule of Existing Liens
SCHEDULE 7.14         Schedule of Permitted Liquid Investments

                         MULTICURRENCY CREDIT AGREEMENT


To each of the Banks signatory hereto


Ladies and Gentlemen:

         The undersigned, U.S. Robotics Corporation, a Delaware corporation (the "Borrower"), applies to you for your several commitments, subject to all the terms and conditions hereof and on the basis of the representations and warranties hereinafter set forth, to make available a revolving credit for loans and letters of credit (the "Revolving Credit"), as described herein.
Each of you is hereinafter referred to individually as a "Bank," all of you are hereinafter referred to collectively as the "Banks," Harris Trust and Savings Bank in its capacity as agent for the Banks hereunder is hereinafter referred to as the "Agent" and The First National Bank of Chicago, NationsBank of Texas, N.A. and Societe Generale in their respective capacities as co-agents hereunder are hereinafter referred to as the "Co-Agents."

SECTION 1.       THE REVOLVING CREDIT.

           Section 1.1. The Loan Commitment. Subject to the terms and conditions hereof, each Bank, by its acceptance hereof, severally agrees to make a loan or loans (individually a "Committed Loan" and collectively "Committed Loans") to the Borrower from time to time on a revolving basis in U.S. Dollars and Alternative Currencies in an aggregate outstanding Original Dollar Amount up to the amount of its revolving credit commitment set forth on the applicable signature page hereof as such amount may be increased or decreased pursuant to the terms hereof (its "Revolving Credit Commitment" and, cumulatively for all the Banks, the "Revolving Credit Commitments"), before the Termination Date. The sum of the aggregate Original Dollar Amount of Loans and of L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments in effect at such time. Each Borrowing of Committed Loans shall be made ratably from the Banks in proportion to their respective Percentages. As provided in Section 1.5(a) hereof, the Borrower may elect that each Borrowing of Committed Loans denominated in U.S. Dollars be either Domestic Rate Loans or Eurocurrency Loans. All Committed Loans denominated in an Alternative Currency shall be Eurocurrency Loans. Committed Loans may be repaid and the principal amount thereof reborrowed before the Termination Date, subject to all the terms and conditions hereof.

           Section 1.2. Letters of Credit. (a) General Terms. Subject to the terms and conditions hereof, as part of the Revolving Credit the Agent shall issue standby or commercial letters of credit (each a "Letter of Credit") for the Borrower's account in U.S. Dollars in an aggregate undrawn face amount up to the amount of the L/C Commitment, provided that the aggregate L/C Obligations at any time outstanding shall not exceed the difference between the Revolving Credit Commitments in effect at such time and the aggregate Original Dollar Amount of Loans then outstanding. Each Letter of Credit shall be issued by the Agent, but each Bank shall be obligated to reimburse the Agent for its Percentage of the amount of each drawing thereunder and, accordingly, the undrawn face amount of each Letter of Credit shall constitute usage of the Revolving Credit Commitment of each Bank pro rata in accordance with each Bank's Percentage.

          (b) Applications. At any time before the Termination Date, the Agent shall, at the request of the Borrower, issue one or more Letters of Credit, in a form satisfactory to the Agent, with expiration dates no later than the Termination Date, in an aggregate face amount as set forth above, upon the receipt of a duly executed application for the relevant Letter of Credit in the form customarily prescribed by the Agent for the type of Letter of Credit, whether standby or commercial, requested (each an "Application"). Notwithstanding anything contained in any Application to the contrary (i) the Borrower shall pay fees in connection with each Letter of Credit as set forth in Section 2.1(b) hereof, (ii) before the occurrence of an Event of Default, the Agent will not call for the funding by the Borrower of any amount under a Letter of Credit, or any other form of collateral security for the Borrower's obligations in connection with such Letter of Credit, before being presented with a drawing thereunder, and (iii) if the Agent is not timely reimbursed for the amount of any drawing under a Letter of Credit on the date such drawing is paid, the Borrower's obligation to reimburse the Agent for the amount of such drawing shall bear interest (which the Borrower hereby promises to pay) from and after the date such drawing is paid at a rate per annum equal to the sum of 2% plus the Domestic Rate from time to time in effect. If the Agent issues any Letters of Credit with expiration dates that are automatically extended unless the Agent gives notice that the expiration date will not so extend beyond its then scheduled expiration date, the Agent will give such notice of non-extension before the time necessary to prevent such automatic extension if before such required notice date (i) the expiration date of such Letter of Credit if so extended would be after the Termination Date, (ii) the Commitments have been terminated or (iii) an Event of Default exists and the Required Banks have given the Agent instructions not to so permit the extension of the expiration date of such Letter of Credit. The Agent agrees to issue amendments to the Letter(s) of Credit increasing the amount, or extending the expiration date, thereof at the request of the Borrower subject to the conditions of
Section 6.2 and the other terms of this Section 1.2.

          (c) The Reimbursement Obligations. Subject to Section 1.2(b) hereof, the obligation of the Borrower to reimburse the Agent for all drawings under a Letter of Credit (a "Reimbursement Obligation") shall be governed by the Application related to such Letter of Credit, except that reimbursement shall be made by no later than 12:00 noon (Chicago time) on the date when each drawing is paid in immediately available funds at the Agent's principal office in Chicago, Illinois. If the Borrower does not make any such reimbursement payment on the date due and the Participating Banks fund their participations therein in the manner set forth in Section 1.2(d) below, then all payments thereafter received by the Agent in discharge of any of the relevant Reimbursement Obligations shall be distributed in accordance with Section 1.2(d) below.

          (d) The Participating Interests. Each Bank (other than the Bank then acting as Agent in issuing Letters of Credit), by its acceptance hereof, severally agrees to purchase from the Agent, and the Agent hereby agrees to sell to each such Bank (a "Participating Bank"), an undivided percentage participating interest (a "Participating Interest"), to the extent of its Percentage, in each Letter of Credit when issued by, and each Reimbursement Obligation owed to, the Agent. Upon any failure by the Borrower to pay any Reimbursement Obligation at the time required on the date the related drawing is paid, as set forth in Section 1.2(c) above, or if the Agent is required at any time to return to the Borrower or to a trustee, receiver, liquidator, custodian or other Person any portion of any payment of any Reimbursement Obligation, each Participating Bank shall, not later than the Business Day it receives a certificate in the form of Exhibit A hereto from the Agent to such effect, if such certificate is received before 1:00 p.m. (Chicago time), or not later than the following Business Day, if such certificate is received after such time, pay to the Agent an amount equal to its Percentage of such unpaid or recaptured Reimbursement Obligation together with interest on such amount accrued from the date the related payment was made by the Agent to the date of such payment by such Participating Bank at a rate per annum equal to (i) from the date the related payment was made by the Agent to the date two (2) Business Days after payment by such Participating Bank is due hereunder, the Federal Funds Rate for each such day and (ii) from the date two (2) Business Days after the date such payment is due from such Participating Bank to the date such payment is made by such Participating Bank, the Domestic Rate in effect for each such day. Each such Participating Bank shall thereafter be entitled to receive its Percentage of each payment received in respect of the relevant Reimbursement Obligation and of interest paid thereon, with the Agent retaining its Percentage as a Bank hereunder.

         The several obligations of the Participating Banks to the Agent under this Section 1.2 shall be absolute, irrevocable and unconditional under any and all circumstances whatsoever (except, without limiting the Borrower's obligations under each Application, to the extent the Borrower is relieved from its obligation to reimburse the Agent for a drawing under a Letter of Credit because of the Agent's gross negligence or willful misconduct in determining that documents received under the Letter of Credit comply with the terms thereof) and shall not be subject to any set-off, counterclaim or defense to payment which any Participating Bank may have or have had against the Borrower, the Agent, any other Bank or any other Person whatsoever. Without limiting the generality of the foregoing, such obligations shall not be affected by any Default or Event of Default or by any subsequent reduction or termination of any Commitment of any Bank, and each payment by a Participating Bank under this
Section 1.2 shall be made without any offset, abatement, withholding or reduction whatsoever. The Agent shall be entitled to offset amounts received for the account of a Bank under this Agreement against unpaid amounts due from such Bank to the Agent hereunder (whether as fundings of participations, indemnities or otherwise), but shall not be entitled to offset against amounts owed to the Agent by any Bank arising outside this Agreement.

          (e) Indemnification. The Participating Banks shall, to the extent of their respective Percentages, indemnify the Agent (to the extent not reimbursed by the Borrower) against any cost, expense (including reasonable counsel fees and disbursements), claim, demand, action, loss or liability (except such as result from the Agent's gross negligence or willful misconduct) that the Agent may suffer or incur in connection with any Letter of Credit. The obligations of the Participating Banks under this Section 1.2(e) and all other parts of this Section 1.2 shall survive termination of this Agreement and of all other L/C Documents.

           Section 1.3. Applicable Interest Rates. (a) Domestic Rate Loans. Each Domestic Rate Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 365 or 366 days, as applicable, and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued or created by conversion from a Eurocurrency Loan to but not including the last day of such Interest Period or, if earlier its maturity date (whether by acceleration or otherwise) at a rate per annum equal to the Domestic Rate from time to time in effect, payable on the last day of the applicable Interest Period and at maturity (whether by acceleration or otherwise).

         "Domestic Rate" means for any day the greater of:

                  (i) the rate of interest announced by the Agent from time to time as its prime commercial rate, or equivalent, as in effect on such day, with any change in the Domestic Rate resulting from a change in said prime commercial rate to be effective as of the date of the relevant change in said prime commercial rate; and

                 (ii) the sum of (x) the rate determined by the Agent to be the prevailing rate per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at approximately 10:00 a.m. (Chicago time) (or as soon thereafter as is practicable) on such day (or, if such day is not a Business Day, on the immediately preceding Business Day) for the purchase at face value of overnight Federal funds in an amount comparable to the principal amount owed to the Agent for which such rate is being determined, plus (y) 1/2 of 1% (0.50%).

          (b) Eurocurrency Loans. Each Eurocurrency Loan made or maintained by a Bank shall bear interest during each Interest Period it is outstanding (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from the date such Loan is advanced, continued, or created by conversion from a Domestic Rate Loan to but not including the last day of such Interest Period or, if earlier its maturity date (whether by acceleration or otherwise) at a rate per annum equal to the sum of the Eurocurrency Margin plus the Adjusted LIBOR applicable for such Interest Period, payable on the last day of the Interest Period and at maturity (whether by acceleration or otherwise), and, if the applicable Interest Period is longer than three months, on each day occurring every three months after the commencement of such Interest Period.

         "Adjusted LIBOR" means, for any Borrowing of Eurocurrency Loans, a percentage determined in accordance with the following formula:

         Adjusted LIBOR =                        LIBOR
                                    -----------------------------------
                                    1 - Eurocurrency Reserve Percentage

         "LIBOR" means, for an Interest Period for a Borrowing of Eurocurrency Loans, the arithmetic average of the rates of interest per annum (rounded upwards, if necessary, to the nearest one hundred-thousandth of a percentage point) at which deposits in U.S. Dollars or the relevant Alternative Currency, as appropriate, in immediately available funds are offered by each of the Reference Banks at 11:00 a.m. (London, England time) two (2) Business Days before the beginning of such Interest Period to major banks in the interbank eurocurrency market for delivery on the first day of and for a period equal to such Interest Period in an amount equal or comparable to the principal amount of the Eurocurrency Loan scheduled to be made by, in the case of Committed Eurocurrency Loans, such Reference Bank as part of such Borrowing or in the case of the Bid Eurocurrency Loans, each Bank scheduled to make such Bid Loan.

         "Eurocurrency Reserve Percentage" means, for any Borrowing of Eurocurrency Loans, the daily average for the applicable Interest Period of the maximum rate, expressed as a decimal, at which reserves (including, without limitation, any supplemental, marginal and emergency reserves) are imposed during such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) on "eurocurrency liabilities", as defined in such Board's Regulation D (or in respect of any other category of liabilities that includes deposits by reference to which the interest rate on Eurocurrency Loans is determined or any category of extensions of credit or other assets that include loans by non-United States offices of any Bank to United States residents), subject to any amendments of such reserve requirement by such Board or its successor, taking into account any transitional adjustments thereto.
For purposes of this definition, the Eurocurrency Loans shall be deemed to be "eurocurrency liabilities" as defined in Regulation D without benefit or credit for any prorations, exemptions or offsets under Regulation D.

         "Eurocurrency Margin" means (a) for each Eurocurrency Bid Loan the percentage agreed to pursuant to Section 1.9 hereof and (b) for each Committed Eurocurrency Loan 0.225% per annum until the first Pricing Date and thereafter from one Pricing Date to the next a percentage determined in accordance with the following schedule:


              Level:                         Eurocurrency Margin:
              -----                          -------------------
              Level I                                 0.165%
              Level II                                0.225%
              Level III                               0.250%
              Level IV                                0.325%
              Level V                                 0.500%


          (c) Rate Determinations. The Agent shall determine each interest rate applicable to Obligations and the Original Dollar Amount of Loans denominated in Alternative Currencies, and its determination thereof shall be conclusive and binding except in the case of manifest error or willful misconduct. The Original Dollar Amount of each Eurocurrency Loan denominated in an Alternative Currency shall be determined or redetermined, as applicable, effective as of the first day of each Interest Period applicable to such Loan.

           Section 1.4. Minimum Borrowing Amounts. Each Borrowing of Domestic Rate Loans shall be in an amount not less than $5,000,000 and in integral multiples of $1,000,000. Each Committed Borrowing of Eurocurrency Loans shall be in an amount not less than an Original Dollar Amount of $10,000,000 and in integral multiples of 1,000,000 units of the relevant currency.

           Section 1.5. Manner of Borrowing Committed Loans and Designating Interest Rates Applicable to Committed Loans.

          (a) Notice to the Agent. The Borrower shall give notice to the Agent by no later than 10:00 a.m. (Chicago time) (i) at least three (3) Business Days before the date on which the Borrower requests the Banks to advance a Committed Borrowing of Eurocurrency Loans and (ii) on the date the Borrower requests the Banks to advance a Committed Borrowing of Domestic Rate Loans. The Loans included in each Committed Borrowing shall bear interest initially at the rate for the type of the Committed Loan specified in such notice of a new Committed Borrowing. Thereafter, the Borrower may from time to time elect to change or continue the type of interest rate borne by each Committed Borrowing or, subject to Section 1.4's minimum amount requirement for each outstanding Committed Borrowing, a portion thereof, as follows: (i) if such Committed Borrowing is of Eurocurrency Loans, on the last day of the Interest Period applicable thereto, the Borrower may continue part or all of such Committed Borrowing as Eurocurrency Loans for an Interest Period or Interest Periods specified by the Borrower or, if such Eurocurrency Loan is denominated in U.S. Dollars, convert part or all of such Committed Borrowing into Domestic Rate Loans, (ii) if such Committed Borrowing is of Domestic Rate Loans, on any Business Day, the Borrower may convert all or part of such Committed Borrowing into Eurocurrency Loans denominated in U.S. Dollars for an Interest Period or Interest Periods specified by the Borrower. The Borrower shall give all such notices requesting the advance, continuation, or conversion of a Committed Borrowing to the Agent by telephone or telecopy (which notice shall be irrevocable once given and, if by telephone, shall be promptly confirmed in writing). Notices of the continuation of a Committed Borrowing of Eurocurrency Loans denominated in U.S. Dollars for an additional Interest Period or of the conversion of part or all of a Committed Borrowing of Eurocurrency Loans denominated in U.S. Dollars into Domestic Rate Loans or of Domestic Rate Loans into Eurocurrency Loans must be given by no later than 10:00 a.m. (Chicago time) at least three (3) Business Days before the date of the requested continuation or conversion. Notices of the continuation of a Committed Borrowing of Eurocurrency Loans denominated in an Alternative Currency must be given no later than 10:00 a.m. (Chicago time) at least three
(3) Business Days before the requested continuation. All such notices concerning the advance, continuation, or conversion of a Committed Borrowing shall specify the date of the requested advance, continuation or conversion of a Committed Borrowing (which shall be a Business Day), the amount of the requested Committed Borrowing to be advanced, continued, or converted, the type of Loans to comprise such new, continued or converted Committed Borrowing and, if such Committed Borrowing is to be comprised of Eurocurrency Loans, the currency and Interest Period applicable thereto. The Borrower agrees that the Agent may rely on any such telephonic or telecopy notice given by any person it in good faith believes is an Authorized Representative without the necessity of independent investigation, and in the event any such notice by telephone conflicts with any written confirmation, such telephonic notice shall govern if the Agent has acted in reliance thereon.

          (b) Notice to the Banks. The Agent shall give prompt telephonic or telecopy notice to each Bank of any notice from the Borrower received pursuant to Section 1.5.(a) above. The Agent shall give notice to the Borrower and each Bank by like means of the interest rate applicable to each Committed Borrowing of Eurocurrency Loans and, if such Committed Borrowing is denominated in an Alternative Currency, shall give notice by such means to the Borrower and each Bank of the Original Dollar Amount thereof.

          (c) Borrower's Failure to Notify. Any outstanding Committed Borrowing of Domestic Rate Loans shall, subject to Section 6.2 hereof, automatically be continued for an additional Interest Period on the last day of its then current Interest Period unless the Borrower has notified the Agent within the period required by Section 1.5(a) that it intends to convert such Committed Borrowing into a Committed Borrowing of Eurocurrency Loans or notifies the Agent within the period required by Section 1.14(a) that it intends to prepay such Committed Borrowing. If the Borrower fails to give notice pursuant to Section 1.5(a) above of the continuation or conversion of any outstanding principal amount of a Committed Borrowing of Eurocurrency Loans denominated in U.S. Dollars before the last day of its then current Interest Period within the period required by Section 1.5(a) and has not notified the Agent within the period required by Section 1.14(a) that it intends to prepay such Committed Borrowing, such Committed Borrowing shall automatically be converted into a Committed Borrowing of Domestic Rate Loans, subject to Section
6.2 hereof. If the Borrower fails to give notice pursuant to Section 1.5(a) above of the continuation of any outstanding principal amount of a Committed Borrowing of Eurocurrency Loans denominated in an Alternative Currency before the last day of its then current Interest Period within the period required by
Section 1.5(a) and has not notified the Agent within the period required by
Section 1.14(a) that it intends to prepay such Committed Borrowing, such Borrowing shall automatically be continued as a Committed Borrowing of Eurocurrency Loans in the same Alternative Currency with an Interest Period of one month, subject to Section 6.2 hereof, including the application of Section
1.4 and of the restrictions contained in the definition of Interest Period.

          (d) Disbursement of Committed Loans. Not later than 11:00 a.m. (Chicago time) on the date of any requested advance of a new Committed Borrowing of Eurocurrency Loans, and not later than 12:00 noon (Chicago time) on the date of any requested advance of a new Committed Borrowing of Domestic Rate Loans, subject to Section 6 hereof, each Bank shall make available its Loan comprising part of such Committed Borrowing in funds immediately available at the principal office of the Agent in Chicago, Illinois, except that if such Committed Borrowing is denominated in an Alternative Currency each Bank shall, subject to Section 6, make available its Loan comprising part of such Committed Borrowing at such office as the Agent has previously specified in a notice to each Bank, in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrower for same day value on the date of the Borrowing. The Agent shall make available to the Borrower Loans denominated in U.S. Dollars at the Agent's principal office in

Chicago, Illinois and Loans denominated in Alternative Currencies at such office as the Agent has previously agreed to with the Borrower, in each case in the type of funds received by the Agent from the Banks.

 Section 1.6. The Bid Loans. The Borrower may request the Banks to offer to make uncommitted loans (each such loan being hereinafter referred to as a "Bid Loan" and collectively as the "Bid Loans") in the manner set forth in this
Section 1 and in amounts such that the aggregate Original Dollar Amount of all Committed Loans, Bid Loans and L/C Obligations at any time outstanding shall not exceed the Revolving Credit Commitments then in effect. The Banks may, but shall have no obligation to, make such offers and the Borrower may, but shall have no obligation to, accept any such offers in the manner set forth herein. Each Bank may offer to make Bid Loans in any amount (whether greater than, equal to, or less than its Revolving Credit Commitment), subject to the limitation that the aggregate Original Dollar Amount of all outstanding Loans and L/C Obligations may not at any time exceed the Revolving Credit Commitments then in effect and subject to the other conditions of this Agreement. Bid Loans may either bear interest at a stated rate per annum ("Stated Rate Bid Loans") or at a margin above or below the applicable Adjusted LIBOR ("Eurocurrency Bid Loans"); provided that there may be no more than ten different Interest Periods for both Stated Rate Bid Loans and Eurocurrency Bid Loans outstanding at the same time.

 Section 1.7.    Requests for Bid Loans.

          (a) Requests and Confirmations. In order to request a Borrowing of Bid Loans (a "Bid Loan Request") the Borrower shall give telephonic, telex or telecopy notice to the Agent by no later than 10:00 A.M. (Chicago time) (i) on the date at least five Business Days before the date of the requested Bid Borrowing (the "Borrowing Date") in the case of a request for Eurocurrency Bid Loans or for both Eurocurrency Bid Loans and Stated Rate Bid Loans and (ii) on the date at least one Business Day before the Borrowing Date in the case of a request solely for Stated Rate Bid Loans. Each such request may be for up to three maturities and shall be followed on the same day by a duly completed bid loan request confirmation (each a "Bid Loan Request Confirmation"), delivered by telecopier or other means of facsimile communication, substantially in the form of Exhibit D hereto or otherwise containing the information required by this Section, to be received by the Agent no later than 10:30 A.M. (Chicago time). Bid Loan Request Confirmations that do not conform substantially to the format of Exhibit D may be rejected by the Agent, and the Agent shall give telecopy notice to the Borrower of such rejection promptly after it determines (which determination shall be conclusive) that the Bid Loan Request Confirmation does not substantially conform to the format of Exhibit D. Requests for Bid Loans shall in each case refer to this Agreement and specify
(i) the proposed Borrowing Date (which must be a Business Day), (ii) the currency of each Bid Loan (which shall be either U.S. Dollars or an Alternative Currency), (iii) the aggregate principal amount thereof (which shall not be less than an Original Dollar Amount of $5,000,000 and shall be in integral multiples of 1,000,000 units of the relevant currency) and (iv) the proposed maturity date thereof, which in the case of Stated Rate Bid Loans shall be 1 to 180 days after the Borrowing Date and in the case of Eurocurrency Bid Loans shall be 1, 2, 3, 4, 5 or 6 months after the proposed Borrowing Date, but with no maturity to extend beyond the Termination Date.

          (b) Invitation to Bid. Upon receipt by the Agent of a Bid Loan Request Confirmation that conforms substantially to the format of Exhibit D hereto or is otherwise acceptable to the Agent, the Agent shall, by telecopy in the form of Exhibit E hereto, invite each Bank to bid, on the terms and conditions of this Agreement, to make Bid Loans pursuant to the Bid Loan Request.

          (c) Bids. Each Bank may, in its sole discretion, offer to make a Bid Loan or Loans (a "Bid") to the Borrower responsive to the Bid Loan Request. Each Bid by a Bank must be received by the Agent in the form of Exhibit F delivered by telecopier not later than (i) 9:00 A.M. (Chicago time) on the proposed Borrowing Date in the case of a bid for a Stated Rate Bid Loan and
(ii) 1:00 P.M. (Chicago time) four Business Days prior to the proposed Borrowing Date in the case of a bid for a Eurocurrency Bid Loan; provided, however, that any Bid made by the Agent must be made by telecopy to the Borrower by no later than fifteen minutes prior to the time that bids from the other Banks are required to be received. Each Bid and each Confirmation of Bid shall refer to this Agreement and specify (i) the principal amount of each Bid Loan that the Bank is willing to make to the Borrower and the type of Bid Loan (i.e., Stated Rate or Eurocurrency), (ii) the interest rate (which shall be computed on the basis of a 360-day year and actual days elapsed and, in the case of a Eurocurrency Bid Loan, shall be expressed in terms of a percentage margin to be added to or subtracted from the applicable LIBOR for the Interest Period to be applicable to such Eurocurrency Bid Loan) at which the Bank is prepared to make each Bid Loan, (iii) the currency of such Bid Loan (which shall be denominated in either U.S Dollars or an Alternative Currency) and (iv) the Interest Period applicable thereto. The Agent shall reject any Bid if such Bid (i) does not specify all of the information specified in the immediately preceding sentence, (ii) contains any qualifying, conditional, or similar language, (iii) proposes terms other than or in addition to those set forth in the Bid Loan Request to which it responds, or (iv) is received by the Agent later than the time required for such Bid Loan. Any Bid submitted by a Bank pursuant to this Section 1.7 shall be irrevocable. Each offer contained in a Bid to make a Bid Loan of a certain type in a certain amount, at a certain interest rate, and for a certain Interest Period is referred to herein as an "Offer".

 Section 1.8. Notice of Bids; Advice of Rate. The Agent shall give telecopy notice to the Borrower of the number of Bids made, the interest rate(s) and Interest Period(s) applicable to each Bid, the maximum principal amount bid at each interest rate for each Interest Period, and the identity of the Bank making such Bid such notice to be given by (i) 9:30 A.M. (Chicago time) on the Borrowing Date in the case of Bid Loan Requests solely for Stated Rate Bid Loan or (ii) 3:00 P.M. four Business Days before the proposed Borrowing Date in the case of Bid Loan Requests for Eurocurrency Bid Loans or for both Stated Rate Bid Loans and Eurocurrency Bid Loans.

 Section 1.9. Acceptance or Rejection of Bids. The Borrower may in its sole and absolute discretion, subject only to the provisions of this Section, irrevocably accept or reject, in whole or in part, any Offer contained in a Bid. The Borrower shall give telecopy notice to the Agent of whether and to what extent it has decided to accept or reject any Offers contained in the Bids made in response to a Bid Loan Request to be received by the Agent by no later than 10:00 a.m. (Chicago time) (i) on the proposed Borrowing Date, in the case of Stated Rate Bid Loans or (ii) three Business Days before the proposed Borrowing Date, in the case of Eurocurrency Bid Loans; provided, however, that (A) the Borrower shall accept offers for any of the maturities specified by the Borrower in its Bid Loan Request Confirmation solely on the basis of ascending interest rates for each such Interest Period for a particular currency, (B) if the Borrower declines to borrow, or if it is restricted by any other condition hereof from borrowing, the maximum principal amount of Bid Loans for which Offers at a particular interest rate for a particular Interest Period have been made, then the Borrower shall accept a pro rata portion of each such Offer, based as nearly as possible on the ratio of the maximum aggregate principal amounts of Bid Loans for which each such Offer was made by each Bank (provided that, if the available principal amount of Bid Loans to be so allocated is not sufficient to enable Bid Loans to be so allocated to each relevant Bank in integral multiples of not less than an Original Dollar Amount of $1,000,000, then the Agent may round allocations up or down in integral multiples of 100,000 units of the relevant currency as it shall deem appropriate), (C) the aggregate principal amount of all Offers accepted by the Borrower shall not exceed the maximum amount contained in the related Bid Loan Request Confirmation, and (D) subject to clause (B) above no Offer of a Bid Loan shall be accepted in a principal amount less than an Original Dollar Amount of $5,000,000 and thereafter in integral multiples of 100,000 units of the relevant currency.

Section 1.10.    Notice of Acceptance or Rejection of Bids.

          (a) Notice to Banks Making Successful Bids. The Agent shall give telephonic notice to each Bank if any of the Offers contained in its Bid have been accepted (and if so, in what amount, in what currency, at what interest rate and for what Interest Period) no later than 10:30 A.M. (Chicago time) (i) on the proposed Borrowing date in the case of Stated Rate Bid Loans and (ii) three Business days before the proposed Borrowing Date in the case of Eurocurrency Bid Loans, and each successful bidder will thereupon become bound, subject to Section 6 and the other applicable conditions hereof, to make each Bid Loan in the amount for which its Offer has been accepted. As soon as practicable thereafter the Agent shall send written notice substantially in the form of Exhibit G hereto to each such successful bidder; provided, however, that failure to give such notice shall not affect the obligation of such successful bidder to disburse its Bid Loans as herein required.

          (b) Notice to all Banks. As soon as practicable after each Borrowing Date for Bid Loans, the Agent shall notify each Bank (whether or not any of its Offers were accepted) of the aggregate amount and types of Bid Loans advanced pursuant to a Bid Loan Request on such Borrowing Date, the maturities thereof, the currencies, and the lowest and highest interest rates at which Bid Loans were made for each maturity.

          (c) Disbursement of Bid Loans. Not later than 12:00 noon (Chicago time) on the Borrowing Date for each Borrowing of a Bid Loan(s), each Bank bound to make Bid Loan(s) in accordance with Section 1.10(a) shall, subject to
Section 6, make available to the

Agent the principal amount of each such Bid Loan in immediately available funds in Chicago, Illinois at the Agent's payment office in Chicago, Illinois, except that if such Bid Loan is denominated in an Alternative Currency each Bank shall, subject to Section 6, make available its Bid Loan at such office as the Agent has previously specified in a notice to each Bank, in such funds as are then customary for the settlement of international transactions in such currency and no later than such local time as is necessary for such funds to be received and transferred to the Borrower for same day value on the date of the Borrowing. The Agent shall make available to the Borrower Loans denominated in U.S. Dollars at the Agent's principal office in Chicago, Illinois and Loans denominated in Alternative Currencies at such office as the Agent has previously agreed to with the Borrower, in each case in the type of funds received by the Agent from the Banks.

          Section 1.11. Interest on Bid Loans. Each Stated Rate Bid Loan made by a Bank shall bear interest (computed on the basis of a year of 360 days and actual days elapsed) on the unpaid principal amount thereof from time to time outstanding from the date of the Borrowing of such Loan to but excluding its maturity date (whether by acceleration or otherwise) at the rate per annum determined for such Stated Rate Bid Loan pursuant to Section 1.10 hereof, payable on its maturity date (whether by acceleration or otherwise) and if such Stated Rate Bid Loan has a maturity of longer than 90 days then on the day occurring every 90 days after the Borrowing Date for such Stated Rate Bid Loan. Each Eurocurrency Bid Loan made by a Bank shall bear interest, which interest shall be payable, as provided in Section 1.3(b) hereof.

          Section 1.12. Interest Periods. As provided in Sections 1.5(a) and 1.7(a) hereof, at the time of each request to advance, continue, or create by conversion a Borrowing of Loans, the Borrower shall select an Interest Period applicable to such Loans from among the available options. The term "Interest Period" means the period commencing on the date a Borrowing of Loans is advanced, continued, or created by conversion and ending: (a) in the case of Domestic Rate Loans, on the last day of the calendar month in which such Borrowing is advanced, continued, or created by conversion (or on the last day of the following month if such Loan is advanced, continued or created by conversion on the last day of a calendar month), (b) in the case of Stated Rate Bid Loans, 1-180 days thereafter and (c) in the case of Eurocurrency Loans, 1, 2, 3, or 6 months thereafter; provided, however, that:

                  (a) any Interest Period for a Borrowing of Domestic Rate Loans that otherwise would end after the Termination Date shall end on the Termination Date;

                  (b) for any Borrowing of Fixed Rate Loans, the Borrower may not select an Interest Period that extends beyond the Termination Date;

                  (c) whenever the last day of any Interest Period would otherwise be a day that is not a Business Day, the last day of such Interest Period shall be extended to the next succeeding Business Day, provided that, if such extension would cause the last day of an Interest Period for a Borrowing of Eurocurrency

         Loans to occur in the following calendar month, the last day of such Interest Period shall be the immediately preceding Business Day; and



                  (d) for purposes of determining an Interest Period for a Borrowing of Eurocurrency Loans, a month means a period starting on one day in a calendar month and ending on the numerically corresponding day in the next calendar month; provided, however, that if there is no numerically corresponding day in the month in which such an Interest Period is to end or if such an Interest Period begins on the last Business Day of a calendar month, then such Interest Period shall end on the last Business Day of the calendar month in which such Interest Period is to end.

          Section 1.13. Maturity of Loans. Each Committed Loan shall mature and become due and payable by the Borrower on the Termination Date. Each Bid Loan shall mature and become due and payable by the Borrower on the last day of its Interest Period.

          Section 1.14. Prepayments. (a) Committed Loans. The Borrower shall have the privilege of prepaying Committed Loans without premium or penalty and in whole or in part (but, if in part, then: (i) if such Committed Borrowing is of Domestic Rate Loans, in an amount not less than $5,000,000,
(ii) if such Committed Borrowing is of Eurocurrency Loans denominated in U.S. Dollars, in an amount not less than $5,000,000, (iii) if such Committed Borrowing is denominated in an Alternative Currency, an amount for which the U.S. Dollar Equivalent is not less than $5,000,000 and (iv) in an amount such that the minimum amount required for a Committed Borrowing pursuant to Section
1.4 hereof remains outstanding) any Committed Borrowing of Eurocurrency Loans at any time upon three Business Days' prior notice to the Agent or, in the case of a Committed Borrowing of Domestic Rate Loans, at any time upon notice delivered to the Agent no later than 10:00 a.m. (Chicago time) on the date of prepayment, such prepayment to be made by the payment of the principal amount to be prepaid and accrued interest thereon to the date fixed for prepayment and, in the case of Committed Eurocurrency Loans, any compensation required by
Section 1.17 hereof. The Agent will promptly advise each Bank of any such prepayment notice it receives from the Borrower. Any amount paid or prepaid before the Termination Date may, subject to the terms and conditions of this Agreement, be borrowed, repaid and borrowed again.

          (b) Bid Loans. The Borrower may not prepay any Bid Loan before the last day of its Interest Period, except as required pursuant to Section 1.14(c), Section 8 or Section 9.1 hereof.

          (c)    Mandatory.  If, within 30 days after receiving notice under
Section 7.6(c) of a Change of Control Event, the Required Banks notify the Borrower that they require prepayment of the Notes, on the date set forth in such notice (which date shall be no earlier than (x) five (5) days after such notice is given or (y) the day on which the Borrower repays any other Debt before its original scheduled due date, whichever day is earlier) the Borrower shall pay in full all Obligations then outstanding, including the prepayment of L/C Obligations in the manner contemplated by Section 8.4 hereof, and the Commitments shall terminate in full; provided, however, that any outstanding Bid Loan may be repaid on its scheduled maturity date unless otherwise required by the Bank that made the relevant Bid Loan.

          Section 1.15. Default Rate. If any payment of principal on any Loan is not made when due (whether by acceleration or otherwise), such Loan shall bear interest (computed on the basis of a year of 360 days and actual days elapsed or, if based on the Domestic Rate, on the basis of a year of 365 or 366 days, as applicable, and the actual number of days elapsed) from the date such payment was due until paid in full, payable on demand, at a rate per annum equal to:

                  (a) for any Domestic Rate Loan, the sum of two percent (2%) plus the Domestic Rate from time to time in effect; and

                  (b) for any Fixed Rate Loan, the sum of two percent (2%) plus the rate of interest in effect thereon at the time of such default until the end of the Interest Period applicable thereto and, thereafter, if such Loan is denominated in U.S. Dollars, at a rate per annum equal to the sum of two percent (2%) plus the Domestic Rate from time to time in effect or, if such Loan is denominated in an Alternative Currency, at a rate per annum equal to the sum of the Eurocurrency Margin, plus two percent (2%) plus the rate of interest per annum as determined by the Agent (rounded upwards, if necessary, to the nearest whole multiple of one-sixteenth of one percent (1/16%)) at which overnight or weekend deposits of the appropriate currency (or, if such amount due remains unpaid more than three Business Days, then for such other period of time not longer than one month as the Agent may elect in its absolute discretion) for delivery in immediately available and freely transferable funds would be offered by the Agent to major banks in the interbank market upon request of such major banks for the applicable period as determined above and in an amount comparable to the unpaid principal amount of any such Eurocurrency Loan (or, if the Agent is not placing deposits in such currency in the interbank market, then the Agent's cost of funds in such currency for such period).

          Section 1.16. The Notes. (a) The Committed Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower issued to such Bank in the form of Exhibit B hereto (individually a "Committed Note" and collectively the "Committed Notes"). All Bid Loans made to the Borrower by a Bank shall be evidenced by a single promissory note of the Borrower payable to the order of such Bank in the form of Exhibit C hereto (such notes being hereinafter referred to individually as a "Bid Note" and collectively as the "Bid Notes").

          (b) Each Bank shall record on its books and records or on a schedule to its applicable Note the amount of each Loan advanced, continued, or converted by it, all payments of principal and interest and the principal balance from time to time outstanding thereon, the type of such Loan, and, for any Fixed Rate Loan, the Interest Period, the currency in which such Loan is denominated, and the interest rate applicable thereto. The record thereof, whether shown on such books and records of a Bank or on a schedule to any Note, shall be prima facie evidence as to all such matters; provided, however, that the failure of any Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Loans made to it hereunder together with accrued interest thereon. At the request of any Bank and upon such Bank tendering to the Borrower the Note to be replaced, the Borrower shall furnish a new Note to such Bank to replace any outstanding Note, and at such time the first notation appearing on a schedule on the reverse side of, or attached to, such Note shall set forth the aggregate unpaid principal amount of all Loans, if any, then outstanding thereon.

          Section 1.17. Funding Indemnity. If any Bank shall incur any loss, cost or expense (including, without limitation, any loss of profit, and any loss, cost or expense incurred by reason of the liquidation or re-employment of deposits or other funds acquired by such Bank to fund or maintain any Fixed Rate Loan or the relending or reinvesting of such deposits or amounts paid or prepaid to such Bank) as a result of:

                  (a) any payment, prepayment or conversion of a Fixed Rate Loan on a date other than the last day of its Interest Period,

                  (b) any failure (because of a failure to meet the conditions of Section 6 or otherwise) by the Borrower to borrow or continue a Fixed Rate Loan, or to convert a Domestic Rate Loan into a Fixed Rate Loan, on the date specified in a notice given pursuant to
         Section 1.5(a) or established pursuant to Section 1.5(c) hereof,

                  (c) any failure by the Borrower to make any payment of principal on any Fixed Rate Loan when due (whether by acceleration or otherwise), or

                  (d) any acceleration of the maturity of a Fixed Rate Loan as a result of the occurrence of any Event of Default hereunder,

then, upon the demand of such Bank, the Borrower shall pay to such Bank such amount as will reimburse such Bank for such loss, cost or expense. If any Bank makes such a claim for compensation, it shall provide to the Borrower, with a copy to the Agent, a certificate executed by an officer of such Bank setting forth the amount of such loss, cost or expense in reasonable detail (including an explanation of the basis for and the computation of such loss, cost or expense) and the amounts and components of such calculation shown on such certificate if reasonably calculated shall be conclusive.

          Section 1.18. Commitment Terminations. The Borrower shall have the right at any time and from time to time, upon five (5) Business Days' prior written notice to the Agent, to terminate the Revolving Credit Commitments without premium or penalty, in whole or in part, any partial termination to be
(i) in an amount not less than $5,000,000, and (ii) allocated ratably among the Banks in proportion to their respective Percentages, provided that the Revolving Credit Commitments may not be reduced to an amount less than the sum of the Original Dollar Amount of all Loans and all L/C Obligations then outstanding. The Agent shall give prompt notice to each Bank of any such termination of Revolving Credit Commitments. Any termination of Revolving Credit Commitments pursuant to this Section 1.18 may not be reinstated.

          Section 1.19. Increase in Revolving Credit Commitment. Provided that no Event of Default has occurred and is continuing, the Borrower may, from time to time on any Business Day, increase the Revolving Credit Commitments by delivering a Revolving Credit Commitment Amount Increase Request at least 5 Business Days (or such fewer Business Days as the Agent may agree) before the desired effective date of such increase (the "Commitment Amount Increase") identifying each additional Bank (which may be an existing Bank) which has so agreed and the amount of its Revolving Credit Commitment (or, each additional amount of an existing Bank's Revolving Credit Commitment) which Bank and Commitment must be acceptable to the Agent; provided, however, that any increase of the Revolving Credit Commitments to aggregate Revolving Credit Commitments in excess of $600,000,000 will require the approval of all the Banks. The effective date of each Commitment Amount Increase shall be agreed upon by the Borrower and the Agent and shall be a date on which no Committed Loans are outstanding. Upon the effectiveness thereof, the Banks' Percentages shall be adjusted to reflect the then existing Revolving Credit Commitments. The Borrower agrees to pay any fees or expenses (including reasonable attorneys' fees and any processing fees) of the Agent relating to any Commitment Amount Increase.

SECTION 2.  FEES AND EXTENSIONS.

           Section 2.1. Fees. (a) Facility Fee. For the period from the Effective Date to and including the Termination Date, the Borrower shall pay to the Agent for the ratable account of the Banks in accordance with their Percentages a facility fee on the average daily amount of the Revolving Credit Commitments hereunder (whether used or unused) at a rate of 0.10% per annum until the first Pricing Date, and thereafter from one Pricing Date until the next at a rate of (i) 0.085% per annum for each day Level I status exists, (ii) 0.10% per annum for each day Level II status exists, (iii) 0.125% per annum for each day Level III status exists, (iv) 0.175% per annum for each day Level IV status exists and (v) 0.250% per annum for each day Level V status exists, such fees being payable in arrears on September 30, 1996, on the last day of each calendar quarter thereafter and on the Termination Date, unless the Revolving Credit Commitments are terminated in whole on an earlier date, in which event the fee for the period to but not including the date of such termination shall be paid in whole on the date of such termination.

          (b) Letter of Credit Fees. On the date of issuance or extension, or increase in the amount, of any Standby Letter of Credit pursuant to Section
1.2 hereof, the Borrower shall pay to the Agent for its own account an issuance fee equal to 1/16 of 1% (0.0625) per annum of the face amount of (or of the increase in the face amount of) such Standby Letter of Credit. Quarterly in arrears, on the last day of each calendar quarter, commencing on September 30, 1996, the Borrower shall pay to the Agent, for the ratable benefit of the Banks in accordance with their Percentages, a letter of credit fee at a rate per annum equal to the Eurocurrency Margin in effect during each day of such quarter applied to the daily average face amount of Letters of Credit outstanding during such quarter. In addition, the Borrower shall pay to the Agent for its own account (i) the Agent's standard issuance fee for each Commercial Letter of Credit and (ii) the Agent's standard drawing, negotiation, amendment, and other administrative fees for each Letter of Credit. Such standard fees referred to in the preceding clauses (i) and (ii) may be established by the Agent from time to time.

          (c) Agent Fees. The Borrower shall pay to the Agent the fees agreed to between the Agent and the Borrower.

          (d) Fee Calculations. All fees payable under this Section 2.1 shall be computed on the basis of a year of 365 or 366 days, as applicable, for the actual number of days elapsed.

           Section 2.2. Extension of Termination Date. (a) No later than ninety (90) days before each anniversary date of this Agreement (each an "Anniversary Date") the Borrower may make a request for a one year extension of the Termination Date then in effect (the "Existing Termination Date") in a written notice to the Agent. The Agent will promptly inform the Banks of any such request, and each Bank shall notify the Agent in writing within forty-five
(45) days before the Anniversary Date following such request (the "Reply Date") whether it agrees to the requested extension. If a Bank fails to so notify the Agent whether it agrees to such extension, such Bank shall be deemed to have refused to grant the requested extension.

          (b) If, on or before the relevant Reply Date, the Agent shall have received from Banks holding Revolving Credit Commitments in an aggregate amount more than 80% of the aggregate amount of the Revolving Credit Commitments notices agreeing to extend the Termination Date as provided in paragraph (a) above, then, effective as of such Anniversary Date, the Termination Date shall be extended to the date one year following the Existing Termination Date; provided that (i) if the Agent shall not have received such notices or the Borrower shall deliver a notice of material adverse change as provided in
Section 2.2(d), the Termination Date shall remain unchanged and no Replacement Bank shall become a Bank hereunder and (ii) if the Agent shall have received such notices and the Borrower has not delivered a notice of material adverse change as provided in Section 2.2(d) below, the Revolving Credit Commitment of any Bank (a "Non-Extending Bank") that notified the Agent it elected not to extend the Termination Date as provided in paragraph (a) above or failed to deliver a notice to the Agent agreeing to such an extension shall, subject to paragraph (c) below, terminate on such Anniversary Date and the Borrower shall pay on such Anniversary Date in full all Obligations owing to each Non-Extending Bank. Such payment shall be made to such Non-Extending Banks pro rata without any sharing with the other Banks, notwithstanding Section 11.7 hereof, so long as no Obligations owed hereunder are then past due. After receipt of such payment on such Anniversary Date, each such Non-Extending Bank shall no longer be a party to this Agreement or be included as a Bank for purposes of this Agreement and each other Credit Document except that each such Non-Extending Bank shall continue to be entitled to the benefits of the indemnities which survive the termination of this Agreement as provided in
Section 11.6 hereof. Each Non-Extending Bank shall have no further obligation or Revolving Credit Commitment hereunder following the date on which it is terminated as a Bank hereunder except for those that accrued on or before such date.

          (c) The Borrower shall have the right at any time after the Reply Date and on or before such Anniversary Date to replace such Non- Extending Bank(s) with one or more other Eligible Assignees including any other Bank (each a "Replacement Bank") with the approval of the Agent, each of which Replacement Bank(s) shall have entered into an agreement in form and substance satisfactory to the Borrower and the Agent pursuant to which such Replacement Bank(s) shall (i) assume all or any portion of the Revolving Credit Commitment(s) of the Non-Extending Bank(s) as if such Non-Extending Bank(s) had agreed to an extension of the Existing Termination Date previously effected pursuant to Section 2.2(b) hereof (and, if such Replacement Bank(s) is a Bank, its Revolving Credit Commitment shall be in addition to each such Bank's Revolving Credit Commitment hereunder on such date) and (ii) purchase all of each such Non-Extending Bank's Loans and any Reimbursement Obligations which may be owing to such Non-Extending Bank for a consideration equal to the aggregate outstanding principal amount of such Non-Extending Bank's Loans and such Reimbursement Obligations, together with interest thereon to the date of such purchase, and satisfactory arrangements are made for payment to such Non-Extending Bank of all other amounts payable to such Non-Extending Bank on or prior to the date of such transfer (including any fees accrued hereunder and any amounts that would be payable under Section 1.17 hereof as if all of such Non-Extending Bank's Loans were being prepaid in full on such date).

          (d) If the Existing Termination Date shall have been extended pursuant to this Section 2.2, the Borrower shall be deemed to represent to each Bank, including each Replacement Bank, that, except as previously disclosed in writing to the Banks before the applicable Anniversary Date, since the date of the latest audited financial statements delivered pursuant to Section 7.6(a)(ii) hereof to such Anniversary Date, there has been no material adverse change in the financial condition, results of operations, Property, or business of the Borrower and its Subsidiaries, taken as a whole.

SECTION 3.  PLACE AND APPLICATION OF PAYMENTS.

           Section 3.1. Place and Application of Payments. All payments of principal of and interest on the Loans and the Reimbursement Obligations, and of all other amounts payable by the Borrower under this Agreement, shall be made by the Borrower to the Agent by no later than 12:00 noon (Chicago time) on the due date thereof at the principal office of the Agent in Chicago, Illinois (or such other location in the State of Illinois as the Agent may designate to the Borrower) or, if such payment is to be made in an Alternative Currency, no later than 12:00 noon local time at the place of payment to such office as the Agent has previously specified in a notice to the Borrower for the benefit of the Person or Persons entitled thereto. Any payments received after such time shall be deemed to have been received by the Agent on the next Business Day. All such payments shall be made (i) in U.S. Dollars, in immediately available funds at the place of payment, or (ii) in the case of principal or interest payable on Loans made in an Alternative Currency and other amounts payable hereunder in an Alternative Currency, in such Alternative Currency in such funds then customary for the settlement of international transactions in such currency, in each case without setoff or counterclaim. The Agent will promptly thereafter cause to be distributed like funds relating to the payment of principal or interest on Loans or facility fees or Letter of Credit fees payable pursuant to the second sentence of Section 2.1(b) hereof ratably to the Banks entitled thereto and like funds relating to the payment of any other amount payable to any Person to such Person, in each case to be applied in accordance with the terms of this Agreement.

SECTION 4.  DEFINITIONS; INTERPRETATION.

          Section 4.1. Definitions. The following terms when used herein have the following meanings:

         "Account" is defined in Section 8.4(b) hereof.

         "Adjusted LIBOR" is defined in Section 1.3(b) hereof.

         "Affiliate" means, as to any Person, any other Person which directly or indirectly controls, or is under common control with, or is controlled by, such Person. As used in this definition, "control" (including, with their correlative meanings, "controlled by" and "under common control with") means possession, directly or indirectly, of power to direct or cause the direction of management or policies of a Person (whether through ownership of securities or partnership or other ownership interests, by contract or otherwise), provided that, in any event for purposes of this definition: (i) any Person which owns directly or indirectly 5% or more of the securities having ordinary voting power for the election of directors or other governing body of a corporation or 5% or more of the partnership or other ownership interests of any other Person (other than as a limited partner of such other Person) will be deemed to control such corporation or other Person; and (ii) each director and executive officer of the Borrower or any Subsidiary shall be deemed an Affiliate of the Borrower and each Subsidiary.

         "Agent" means Harris Trust and Savings Bank and any successor pursuant to Section 10.8 hereof.

         "Alternative Currency" means any of Australian Dollars, Belgian Francs, Canadian Dollars, Deutsche Marks, Dutch Guilders, French Francs, Japanese Yen, Pound Sterling, Spanish Pesetas, and, for a Eurocurrency Bid Loan only, any other currency in which a Bank has agreed to advance pursuant to a Bid Loan Request, in each case for so long as such currency is freely transferable and convertible to U.S. Dollars and, in the case of Committed Eurocurrency Loans, is available to all the Banks.

         "Anniversary Date" is defined in Section 2.2 hereof.

         "Application" is defined in Section 1.2(b) hereof.

         "Australian Dollars" means the lawful currency of Australia.

         "Authorized Representative" means those persons shown on the list of officers provided by the Borrower pursuant to Section 6.1(e) hereof, or on any updated such list provided by the Borrower to the Agent, or any further or different officer of the Borrower so named by any Authorized Representative of the Borrower in a written notice to the Agent.

         "Bank" means each Bank signatory hereto or that becomes a Bank hereunder pursuant to Sections 1.19, 2.2(c) or 11.12 hereof and includes the Agent in its capacity as issuer of Letters of Credit and holder of L/C Obligations after giving effect to each Participating Bank's interest therein.

         "Belgian Francs" means the lawful currency of the Kingdom of Belgium.

         "Bid" is defined in Section 1.7(c) hereof.

         "Bid Loan" is defined in Section 1.6 hereof.

         "Bid Loan Request" is defined in Section 1.7(a) hereof.

         "Bid Loan Request Confirmation" is defined in Section 1.7(a) hereof.

         "Bid Note" is defined in Section 1.16 hereof.

         "Borrower" means U.S. Robotics Corporation, a Delaware corporation.

         "Borrowing" means the total of Loans of a single type advanced, continued for an additional Interest Period, or converted from a different type into such type by a Bank or Banks on a single date and for a single Interest Period. Borrowings of Committed Loans are made and maintained ratably from each of the Banks according to their Percentages. A Borrowing is "advanced" on the day a Bank or Banks advance funds comprising such Borrowing to the Borrower and, in the case of Committed Loans only, is "continued" on the date a new Interest Period for the same type of Committed Loans commences for such Borrowing, and is "converted" when such Borrowing of Committed Loans is changed from one type of Loan to the other, all as requested by the Borrower pursuant to Section 1.5(a). The term "Committed Borrowing" shall mean a Borrowing of Committed Loans advanced, continued, or converted pursuant to Section 1.5 hereof and the term "Bid Borrowing" shall mean a Borrowing of Bid Loans advanced pursuant to Section 1.10 hereof.

         "Borrowing Date" is defined in Section 1.7(a) hereof.

         "Business Day" means any day other than a Saturday or Sunday on which Banks are not authorized or required to close in Chicago, Illinois and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan, on which banks are dealing in U.S. Dollar deposits or the relevant Alternative Currency in the interbank market in London, England and, if the applicable Business Day relates to the borrowing or payment of a Eurocurrency Loan denominated in an Alternative Currency, on which banks and foreign exchange markets are open for business in the city where disbursements of or payments on such Loan are to be made.

         "Canadian Dollars" means the lawful currency of Canada.

         "Capital Lease" means at any date any lease of Property which, in accordance with GAAP, would be required to be capitalized on the balance sheet of the lessee.

         "Capitalized Lease Obligations" means, for any Person, the amount of such Person's liabilities under Capital Leases determined at any date in accordance with GAAP.

         "Change of Control Event" means at any time (a) any person or group of persons (within the meaning of Section 13 or 14 of the Securities and Exchange Act of 1934, as amended) acquires legal or beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act) of 20% or more in voting power of the outstanding Voting Stock of the Borrower or (b) members of the Board of Directors of the Borrower on the date hereof plus any additional members of such Board whose nomination for election or election to such Board is recommended or approved by the then current members of such Board shall at any time fail to constitute a majority of such Board.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Commercial Letter of Credit" means a Letter of Credit that finances a commercial transaction by paying part or all of the purchase price for goods against delivery of a document of title covering such goods and any other required documentation.

         "Commitments" means the Revolving Credit Commitments and the L/C Commitment.

         "Commitment Amount Increase" is defined in Section 1.19 hereof.

         "Committed Loan" is defined in Section 1.1 hereof.

         "Committed Note" is defined in Section 1.16 hereof.

         "Compliance Certificate" means a certificate in the form of Exhibit H hereto.

         "Consolidated Net Income" means, for any period, the net income (or net loss) of the Borrower and its Subsidiaries for such period computed on a consolidated basis in accordance with GAAP.

         "Consolidated Tangible Assets" means the total assets of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP, excluding from the determination thereof all assets which would be classified as intangible assets under GAAP.

         "Consolidated Tangible Net Worth" means the excess of Consolidated Tangible Assets over the total liabilities that are reflected on the balance sheet of the Borrower and its Subsidiaries on a consolidated basis determined in accordance with GAAP.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its Property is bound.

         "Controlled Group" means all members of a controlled group of corporations and all trades and businesses (whether or not incorporated) under common control that, together with the Borrower or any of its Subsidiaries, are treated as a single employer under Section 414 of the Code.

         "Credit Documents" means this Agreement, the Notes, the Applications and the Letters of Credit.

         "Credit Event" means the advancing of any Loan, the continuation of or conversion into a Eurocurrency Loan, or the issuance of, or extension of the expiration date or increase in the amount of, any Letter of Credit.

         "Debt" means, for any Person, any Indebtedness of such Person of the type described in clauses (i) through (vii) of the definition of such term.

         "Default" means any event or condition the occurrence of which would, with the passage of time or the giving of notice, or both, constitute an Event of Default.

         "Deutsche Marks" means the lawful currency of the Federal Republic of Germany.

         "Domestic Rate" is defined in Section 1.3(a) hereof.

         "Domestic Rate Loan" means a Loan bearing interest prior to maturity at a rate specified in Section 1.3(a) hereof.

         "Dutch Guilder" means the lawful currency of The Kingdom of The Netherlands.

         "EBITDA" means, for any period, Consolidated Net Income for such period plus all amounts deducted in arriving at such Consolidated Net Income amount for such period for (i) Interest Expense, (ii) federal, state and local income tax expense and (iii) all amounts properly charged for depreciation of fixed assets and amortization of intangible assets during such period on the books of the Borrower and its Subsidiaries.

         "Effective Date" means the date on which the Agent has received signed counterpart signature pages of this Agreement from each of the signatories (or, in the case of a Bank, confirmation that such Bank has executed such a counterpart and dispatched it for delivery to the Agent) and the conditions in
Section 6.1 hereof have been fulfilled.

         "Eligible Assignee" means a commercial bank incorporated or organized under the laws of the United States of America, any state or political subdivision thereof or another member country of the Organization for Economic Cooperation and Development (provided that such bank is acting through a branch or agency located in the United States) with a net worth or combined capital and surplus (as established in its most recent report of condition to its primary regulator) of not less than $250,000,000.

         "ERISA" is defined in Section 5.8 hereof.

         "Existing Termination Date" is defined in Section 2.2(a) hereof.

         "Eurocurrency Loan" means a Loan bearing interest prior to maturity at the rate specified in Section 1.3(b) hereof and "Committed Eurocurrency Loan" means a Eurocurrency Loan made pursuant to the provisions of Section 1.5 hereof and "Eurocurrency Bid Loan" means a Eurocurrency Loan made pursuant to the provisions of Section 1.10 hereof. "Eurocurrency Loans" shall include both Committed Eurocurrency Loans and Eurocurrency Bid Loans unless the context otherwise requires.

         "Eurocurrency Margin" is defined in Section 1.3(b) hereof.

         "Eurocurrency Reserve Percentage" is defined in Section 1.3(b) hereof.

         "Event of Default" means any of the events or circumstances specified in Section 8.1 hereof.

         "Federal Funds Rate" means the fluctuating interest rate per annum described in part (x) of clause (ii) of the definition of Domestic Rate in
Section 1.3(a) hereof.

         "French Franc" means the lawful currency of the Republic of France.

         "Fixed Rate Loans" means all Loans other than Domestic Rate Loans.

         "GAAP" means generally accepted accounting principles as in effect from time to time, provided that for purposes of computing compliance with Sections 7.9, 7.12, 7.15, 7.16, 7.17 and 7.19 hereof, GAAP shall mean generally accepted accounting principles applied by the Borrower and its Subsidiaries on a basis consistent with the preparation of the financial statements furnished to the Banks as described in Section 5.4 hereof.

         "Guaranty" by any Person means all obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) of such Person guaranteeing or in effect guaranteeing any Indebtedness, dividend or other obligation (including, without limitation, limited or full recourse obligations in connection with sales of receivables or any other Property) of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, all obligations incurred through an agreement, contingent or otherwise, by such Person: (i) to purchase such Indebtedness or obligation or any Property or assets constituting security therefor,

(ii) to advance or supply funds (x) for the purchase or payment of such Indebtedness or obligation, or (y) to maintain working capital or other balance sheet condition, or otherwise to advance or make available funds for the purchase or payment of such Indebtedness or obligation, or (iii) to lease property or to purchase Securities or other property or services primarily for the purpose of assuring the owner of such Indebtedness or obligation of the ability of the primary obligor to make payment of the Indebtedness or obligation, or (iv) otherwise to assure the owner of the Indebtedness or obligation of the primary obligor against loss in respect thereof. For the purpose of all computations made under this Agreement, the amount of a Guaranty in respect of any obligation shall be deemed to be equal to the maximum aggregate amount of such obligation or, if the Guaranty is limited to less than the full amount of such obligation, the maximum aggregate potential liability under the terms of the Guaranty.

         "Hazardous Material" means and includes (a) any asbestos, PCBs or dioxins or insulation or other material composed of or containing asbestos, PCBs or dioxins and (b) any petroleum product or derivative or other hydrocarbon, and any hazardous or toxic waste, substance or material defined as such in (or for purposes of) CERCLA, any so-called "Superfund" or "Superlien" law, or any other applicable federal, state, local or other statute, law, ordinance, code, rule, regulation, order or decree regulating or pertaining to any such waste, substance or material, as now or at any time hereinafter in effect.

         "Indebtedness" means and includes, for any Person, all obligations of such Person, without duplication, which are required by GAAP to be shown as liabilities on its balance sheet, and in any event shall include the principal component or imputed principal component of all (i) obligations of such Person for borrowed money, (ii) obligations of such Person representing the deferred purchase price of property or services other than accounts payable arising in the ordinary course of business on terms customary in the trade, (iii) obligations of such Person evidenced by notes, acceptances, or other instruments of such Person or arising out of letters of credit issued for such Person's account, (iv) Capitalized Lease Obligations of such Person, (v) obligations of such Person under Sale/Leaseback Leases, (vi) obligations of the type described in clauses (i) through (v) above, whether or not assumed, secured by Liens or payable out of the proceeds or production from Property now or hereafter owned or acquired by such Person and (vii) obligations of the type described in clauses (i) through (vi) above for which such Person is obligated pursuant to a Guaranty. The imputed principal component of any such obligations or liabilities will be determined by any reasonable method selected by the Borrower and disclosed to the Banks that is not objected to by the Required Banks.

         "Interest Expense" means, for any period, the sum of all interest charges for such period determined on a consolidated basis in accordance with GAAP.

         "Interest Period" is defined in Section 1.12 hereof.

         "Investment" is defined in Section 7.14 hereof.

         "Japanese Yen" means the lawful currency of Japan.

         "L/C Commitment" means $30,000,000.

         "L/C Documents" means the Letters of Credit, any draft or other document presented in connection with a drawing thereunder, the Applications and this Agreement.

         "L/C Obligations" means the aggregate undrawn face amounts of all outstanding Letters of Credit and all unpaid Reimbursement Obligations.

         "Lending Office" is defined in Section 9.4 hereof.

         "Letter of Credit" is defined in Section 1.2(a) hereof.

         "Level I" means from and after August 29, 1997 the Borrower's Leverage Ratio as of the end of the Borrower's fiscal quarter ending immediately prior to the most recent Pricing Date is less than .10 to 1.00.

         "Level II" means (a) before August 29, 1997 the Borrower's Leverage Ratio as of the end of the Borrower's fiscal quarter ending immediately prior to the most recent Pricing Date is less than .25 to 1.00 and (b) from and after August 29, 1997 the Borrower's Leverage Ratio as of the end of the Borrower's fiscal quarter ending immediately prior to the most recent Pricing Date is greater than or equal to .10 to 1.00 and less than .25 to 1.00.

         "Level III" means the Borrower's Leverage Ratio as of the end of the Borrower's fiscal quarter ending immediately prior to the most recent Pricing Date is greater than or equal to .25 to 1.00 and less than .35 to 1.00.

         "Level IV" means the Borrower's Leverage Ratio as of the end of the Borrower's fiscal quarter ending immediately prior to the most recent Pricing Date is greater than or equal to .35 to 1.00 and less than .45 to 1.00.

         "Level V" means the Borrower's Leverage Ratio as of the end of the Borrower's fiscal quarter ending immediately prior to the most recent Pricing Date is greater than or equal to .45 to 1.00.

         "Leverage Ratio" means the ratio of Total Debt to Total
Capitalization.

         "LIBOR" is defined in Section 1.3(b) hereof.

         "Lien" means any interest in Property securing an obligation owed to, or a claim by, a Person other than the owner of the Property, whether such interest is based on the common law, statute or contract, including, but not limited to, the security interest lien arising from a mortgage, encumbrance, pledge, conditional sale, security agreement or trust receipt, or a lease, consignment or bailment for security purposes. The term "Lien" shall also include reservations, exceptions, encroachments, easements, rights of way, covenants, conditions, restrictions, leases and other title exceptions and encumbrances affecting Property. For the purposes of this definition, a Person shall be deemed to be the owner of any Property which it has acquired or holds subject to a conditional sale agreement, Capital Lease or other arrangement pursuant to which title to the Property has been retained by or vested in some other Person for security purposes, and such retention of title shall constitute a "Lien."

         "Loan" means any Committed Loan or Bid Loan and, as so defined, includes a Domestic Rate Loan, Stated Rate Bid Loan or Eurocurrency Loan, each of which is a "type" of Loan hereunder.

         "Material Subsidiary" means each Subsidiary existing on the Effective Date and each Subsidiary hereafter created or acquired which has either (i) assets with a book value in excess of 5% of the Consolidated Tangible Assets measured as of the last day of the most recently completed fiscal quarter or
(ii) annual revenues for the most recently completed 12-month period in excess of 5% of the revenues of the Borrower and its Subsidiaries, taken as a whole.

         "Non-Extending Bank" is defined in Section 2.2(b) hereof.

         "Note" means any Committed Note or Bid Note and "Notes" shall mean all Committed Notes and Bid Notes.

         "Obligations" means all fees payable hereunder, all obligations of the Borrower to pay principal or interest on Loans and Reimbursement Obligations, and all other payment obligations of the Borrower arising under or in relation to any Credit Document.

         "Original Dollar Amount" means the amount of any Obligation denominated in U.S. Dollars and, in relation to any Loan denominated in an Alternative Currency, the U.S. Dollar Equivalent of such Loan on the day it is advanced or continued for an additional Interest Period.

         "Participating Bank" is defined in Section 1.2(d) hereof.

         "Participating Interest" is defined in Section 1.2(d) hereof.

         "Percentage" means, for each Bank, the percentage of the Revolving Credit Commitments represented by such Bank's Revolving Credit Commitment or, if the Revolving Credit Commitments have been terminated, the percentage held by such Bank (including through participation interests in Reimbursement Obligations) of the aggregate principal amount of all outstanding Obligations.

         "Permitted Liquid Investments" means any investment by the Borrower or any Subsidiary of excess cash complying with the restrictions of Schedule 7.14 hereto, provided that all such investments in preferred stock are in so-called "money market preferred" that pays dividends at rates reset periodically to reflect then current short term interest rates and such preferred stock carries a credit rating meeting the "Quality Standards" described in such Schedule 7.14; provided further that Permitted Liquid Investments will include investments in instruments similar to securities listed on Schedule 7.14 that meet the credit quality and maturity standards of Schedule 7.14.

         "Person" means an individual, partnership, corporation, association, trust, unincorporated organization or any other entity or organization, including a government or any agency or political subdivision thereof.

         "Plan" means at any time an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code that is either (i) maintained by a member of the Controlled Group or (ii) maintained pursuant to a collective bargaining agreement or any other arrangement under which more than one employer makes contributions and to which a member of the Controlled Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions.

         "PBGC" is defined in Section 5.8 hereof.

         "Pound Sterling" means the lawful currency of the United Kingdom.

         "Pricing Date" means, for any fiscal quarter of the Borrower ended after the date hereof, the sixtieth day after the last day of such fiscal quarter. The Eurocurrency Margin and facility fee established as of a Pricing Date shall remain in effect until the next Pricing Date.

         "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible, whether now owned or hereafter acquired.

         "Reference Banks" means Harris Trust and Savings Bank, The First National Bank of Chicago, NationsBank of Texas, N.A., and Societe Generale, and "Reference Bank" means any one of such Reference Banks.

         "Refunding Borrowing" means a Committed Borrowing which, after application of the proceeds thereof, results in no net increase in the outstanding principal amount of Committed Loans.

         "Reimbursement Obligation" is defined in Section 1.2(c) hereof.

         "Required Banks" means, as of the date of determination thereof, Banks holding at least 66-2/3% of the Percentages.

         "Replacement Bank" is defined in Section 2.2(c) hereof.

         "Reply Date" is defined in Section 2.2(b) hereof.

         "Revolving Credit" is defined in the introductory paragraph hereof.

         "Revolving Credit Commitment" is defined in Section 1.1 hereof.

         "Revolving Credit Commitment Amount Increase Request" means a request substantially in the form of Exhibit J hereto executed by an Authorized Representative.

         "Sale/Leaseback Lease" means any lease of any real or personal property that is created pursuant to or in connection with a transaction permitted under Section 7.11 hereof.

         "SEC" means the Securities and Exchange Commission.

         "Security" has the same meaning as in Section 2(l) of the Securities Act of 1933, as amended.

         "Set-Off" is defined in Section 11.7 hereof.

         "Spanish Pesetas" means the lawful currency of Spain.

         "Standby Letter of Credit" means a Letter of Credit that is not a Commercial Letter of Credit.

         "Stated Rate Bid Loan" is defined in Section 1.6 hereof.

         "Subsidiary" means, as to the Borrower, any corporation or other entity of which more than fifty percent (50%) of the outstanding stock or comparable equity interests having ordinary voting power for the election of the Board of Directors of such corporation or similar governing body in the case of a non-corporation (irrespective of whether or not, at the time, stock or other equity interests of any other class or classes of such corporation or other entity shall have or might have voting power by reason of the happening of any contingency) is at the time directly or indirectly owned by the Borrower or by one or more of its Subsidiaries.

         "Termination Date" means September 12, 1999, subject to any extension of such date pursuant to Section 2.2 hereof.

         "Total Capitalization" means the sum of Total Debt and Consolidated Tangible Net Worth.

         "Total Debt" means all Debt of the Borrower and its Subsidiaries determined without duplication on a consolidated basis.

         "Unfunded Vested Liabilities" means, with respect to any Plan at any time, the amount (if any) by which (i) the present value of all vested nonforfeitable accrued benefits under such Plan exceeds (ii) the fair market value of all Plan assets allocable to such benefits, all determined as of the then most recent valuation date for such Plan, but only to the extent that such excess represents a potential liability of a member of the Controlled Group to the PBGC or the Plan under Title IV of ERISA.

         "U.S. Dollars" and "$" each means the lawful currency of the United States of America.

         "U.S. Dollar Equivalent" means the amount of U.S. Dollars which would be realized by converting an Alternative Currency into U.S. Dollars in the spot market at the exchange rate quoted by the Agent, at approximately 11:00 a.m. (London time) two Business Days prior to the date on which a computation thereof is required to be made, to major banks in the interbank foreign exchange market for the purchase of U.S. Dollars for such Alternative Currency.

         "Voting Stock" of any Person means capital stock of any class or classes or other equity interests (however designated) having ordinary voting power for the election of directors or similar governing body of such Person, other than stock or other equity interests having such power only by reason of the happening of a contingency.

         "Welfare Plan" means a "welfare plan", as defined in Section 3(1) of ERISA.

         "Wholly-Owned" when used in connection with any Subsidiary of the Borrower means a Subsidiary of which all of the issued and outstanding Voting Stock (other than directors' qualifying shares as required by law) shall be owned by the Borrower and/or one or more of its wholly-owned Subsidiaries.

           Section 4.2. Interpretation. The foregoing definitions shall be equally applicable to both the singular and plural forms of the terms defined. All references to times of day in this Agreement shall be references to Chicago, Illinois time unless otherwise specifically provided. Where the character or amount of any asset or liability or item of income or expense is required to be determined or any consolidation or other accounting computation is required to be made for the purposes of this Agreement, the same shall be done in accordance with GAAP, to the extent applicable, except where such principles are inconsistent with the specific provisions of this Agreement.

SECTION 5.  REPRESENTATIONS AND WARRANTIES.

         The Borrower hereby represents and warrants to each Bank as to itself and, where the following representations and warranties apply to Subsidiaries, as to each of its Subsidiaries, as follows:

           Section 5.1. Corporate Organization and Authority. The Borrower is duly organized and existing in good standing under the laws of the State of Delaware; has all necessary corporate power to carry on its present business; and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would reasonably be expected to have a material adverse effect on the financial condition, results of operations, Property, or business of the Borrower and its Subsidiaries, taken as a whole.

           Section 5.2. Subsidiaries. Schedule 5.2 (as updated from time to time pursuant to Section 7.6(a)(iv)) hereto identifies each Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the Subsidiaries and, if such percentage is not 100% (excluding directors' qualifying shares as required by law), a description of each class of its authorized capital stock and other equity interests and the number of shares of each class issued and outstanding. Each Subsidiary is duly incorporated and existing in good standing as a corporation under the laws of the jurisdiction of its incorporation, has all necessary corporate power to carry on its present business, and is duly licensed or qualified and in good standing in each jurisdiction in which the nature of the business transacted by it or the nature of the Property owned or leased by it makes such licensing or qualification necessary and in which the failure to be so licensed or qualified would reasonably be expected to have a material adverse effect on the financial condition, results of operations, Property, or business of the Borrower and its Subsidiaries, taken as a whole. All of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and outstanding and fully paid and nonassessable. All such shares owned by the Borrower are owned beneficially, and of record, free of any Lien.

           Section 5.3. Corporate Authority and Validity of Obligations. The Borrower has full right and authority to enter into this Agreement and the other Credit Documents to which it is a party, to make the borrowings herein provided for, to issue its Notes in evidence thereof, to apply for the issuance of the Letters of Credit, and to perform all of its obligations under the Credit Documents to which it is a party. Each Credit Document to which it is a party has been duly authorized, executed and delivered by the Borrower and constitutes valid and binding obligations of the Borrower enforceable in accordance with its terms. Neither any of the Credit Documents, nor the performance or observance by the Borrower of any of the matters required by them, contravenes any provision of law or any charter or by-law provision of the Borrower or (individually or in the aggregate) any material Contractual Obligation of or affecting the Borrower or any of its Properties or results in or requires the creation or imposition of any Lien on any of the Properties or revenues of the Borrower.

           Section 5.4. Financial Statements. The October 1, 1995, audited consolidated financial statements of the Borrower and its Subsidiaries and the June 30, 1996 unaudited consolidated financial statements of the Borrower and its Subsidiaries each heretofore delivered to the Banks, have been prepared in accordance with generally accepted accounting principles applied on a basis consistent with that of the previous fiscal year, except as otherwise noted therein. Each of such financial statements fairly presents on a consolidated basis the financial condition of the Borrower and its Subsidiaries as of the dates thereof and the results of operations for the periods covered thereby. The Borrower and its Subsidiaries, taken as a whole, have no contingent liabilities material to the Borrower and its Subsidiaries, taken as a whole, other than those disclosed in such financial statements referred to in this
Section 5.4 or in comments or footnotes thereto, or in any report supplementary thereto, heretofore furnished to the Banks. From October 1, 1995 to the Effective Date there has been no material adverse change in the financial condition, results of operations, Property, or business of the Borrower and its Subsidiaries, taken as a whole.

           Section 5.5. No Litigation; No Labor Controversies. (a) There is no litigation or governmental proceeding pending, or to the knowledge of the Borrower threatened, against the Borrower or any Subsidiary which (individually or in the aggregate) would reasonably be expected to have a material adverse effect on the financial condition, results of operations, Property, or business of the Borrower and its Subsidiaries, taken as a whole.

          (b) There are no labor controversies pending or, to the best knowledge of the Borrower, threatened against the Borrower or any Subsidiary which (insofar as the Borrower may reasonably foresee) would reasonably be expected to have a material adverse effect on the financial condition, results of operations, Property, or business of the Borrower and its Subsidiaries, taken as a whole.

           Section 5.6. Taxes. The Borrower and its Subsidiaries have filed all United States federal tax returns, and all other material tax returns, required to be filed and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Borrower or any Subsidiary, except such taxes, if any, as are being contested in good faith and for which adequate reserves have been provided. No notices of tax liens have been filed and no claims are being asserted concerning any such taxes, which liens or claims are material to the financial condition of the Borrower and its Subsidiaries, taken as a whole. The charges, accruals and reserves on the books of the Borrower and its Subsidiaries for any taxes or other governmental charges are reasonably adequate.

           Section 5.7. Approvals. No authorization, consent, license, exemption, filing or registration with any court or governmental department, agency or instrumentality, nor any approval or consent of the stockholders of the Borrower or any Subsidiary or from any other Person, is necessary to the valid execution, delivery or performance by the Borrower or any Subsidiary of any Credit Document to which it is a party.

           Section 5.8. ERISA. Each of the Borrower and each other member of the Controlled Group has fulfilled its obligations under the minimum funding standards of and is in compliance in all material respects with the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and with the Code to the extent applicable to it and has not incurred any liability to the Pension Benefit Guaranty Corporation ("PBGC") or a Plan under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. Neither the Borrower nor any Subsidiary has any contingent liabilities for any post-retirement benefits under a Welfare Plan, other than liability for continuation coverage described in Part 6 of Title I of ERISA.

           Section 5.9. Government Regulation. Neither the Borrower nor any Subsidiary is an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", within the meaning of the Public Utility Holding Company Act of 1935, as amended.

          Section 5.10. Margin Stock. Neither the Borrower nor any Subsidiary is engaged principally, or as one of its primary activities, in the business of extending credit for the purpose of purchasing or carrying margin stock ("margin stock" to have the same meaning herein as in Regulation U of the Board of Governors of the Federal Reserve System). The Borrower will not use the proceeds of any Loan or Letter of Credit in a manner that violates any provision of Regulation U or X of the Board of Governors of the Federal Reserve System.

          Section 5.11.     Licenses and Authorizations; Compliance with Laws.
(a) The Borrower and each of its Subsidiaries has all necessary governmental licenses, permits and authorizations to own and operate its Properties and to carry on its business as currently conducted and contemplated.

          (b) To the best of the Borrower's knowledge, the business and operations of the Borrower and each Subsidiary comply in all respects with all applicable federal, state, regional, county and local laws, statutes, rules, regulations and ordinances relating to public health, safety or the environment, including, without limitation, relating to releases, discharges, emissions or disposals into air, water, land or groundwater, to the withdrawal or use of groundwater, to the use, handling, disposal, treatment, storage, transportation management, or exposure to Hazardous Material, and any regulation, order, injunction, judgment, declaration, notice or demand issued thereunder, except where the failure to so comply would (individually or in the aggregate) reasonably be expected to have a material adverse effect on the financial condition, results of operations, Property, or business of the Borrower and its Subsidiaries, taken as a whole.

          (c) Neither the Borrower nor any Subsidiary has given, nor is it required to give, nor has it received, any notice, letter, citation, order, warning, complaint, inquiry, claim or demand to or from any governmental entity or in connection with any court proceeding that: (i) the Borrower or any Subsidiary has violated, or is about to violate, any federal, state, regional, county or local environmental, health or safety statute, law, rule, regulation, ordinance, judgment or order; (ii) there has been a release, or there is a threat of release, of Hazardous Material from the Borrower's or any Subsidiary's real property, facilities, equipment or vehicles; (iii) the Borrower or any Subsidiary may be or is liable, in whole or in part, for the costs of cleaning up, remediating or responding to a release of Hazardous Material; or (iv) any of the Borrower's or any Subsidiary's property or assets are subject to a Lien in favor of any governmental entity for any liability, costs or damages, under any federal, state or local environmental law, rule or regulation arising from, or costs incurred by such governmental entity in response to, a release of a Hazardous Material, to the extent any of the foregoing would reasonably be expected to have a material adverse effect on the financial condition, results of operations, Property, or business of the Borrower and its Subsidiaries, taken as a whole.

          Section 5.12. Ownership of Property; Liens. Schedule 5.12 hereto (as the Borrower may supplement or amend it from time to time) lists all principal real property locations used by the Borrower or any Subsidiary in the conduct of their respective businesses. Each of the Borrower and each Subsidiary has good and marketable title in fee simple to, or valid leasehold interests in, all such real property, as specified in Schedule 5.12, and good title to or valid leasehold interests in all its other Property. None of the real property listed on Schedule 5.12 is subject to any Lien or Capitalized Lease Obligation except as set forth therein or as permitted in
Section 7.9, and none of the Borrower's or any Subsidiary's other Property is subject to any Lien except as permitted in Section 7.9.

          Section 5.13. No Burdensome Restrictions; Compliance with Agreements. Neither the Borrower nor any Subsidiary is (a) party or subject to any law, regulation, rule or order, or any Contractual Obligation that (individually or in the aggregate) materially adversely affects, or (insofar as the Borrower may reasonably foresee) may so affect, the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries, taken as a whole or (b) in default in the performance, observance or fulfillment of any of the obligations, covenants or conditions contained in any agreement to which it is a party, which default would reasonably be expected to have a material adverse effect on the financial condition, results of operations, Property, or business of the Borrower and its Subsidiaries, taken as a whole.

          Section 5.14. Full Disclosure. All information heretofore furnished by the Borrower or any Subsidiary to the Agent or any Bank for purposes of or in connection with the Credit Documents or any transaction contemplated thereby is, and all such information hereafter furnished by the Borrower or any Subsidiary to the Agent or any Bank will be, true and accurate in all material respects and not misleading on the date as of which such information is stated or certified. The Borrower has disclosed to the Banks in writing any and all facts that materially and adversely affect the business, operations or financial condition of the Borrower and its Subsidiaries, taken as a whole, or the ability of the Borrower to perform its obligations under the Credit Documents.

SECTION 6.  CONDITIONS PRECEDENT.

         The obligation of each Bank to advance, continue, or convert any Loan (other than the continuation of, or conversion into, a Domestic Rate Loan), or of the Agent to issue, extend the expiration date (including by not giving notice of non-renewal) of or increase the amount of any Letter of Credit, shall be subject to the following conditions precedent:

           Section 6.1. Initial Credit Event. Before or concurrently with the initial Credit Event:

                  (a) The Agent shall have received for each Bank the favorable written opinions of (i) George Vinyard, General Counsel to the Borrower, in substantially the form attached hereto as Exhibit I-1 and (ii) Mayer Brown & Platt, special Illinois counsel to the Borrower, in substantially the form attached hereto as Exhibit I-2;

                  (b) The Agent shall have received for each Bank copies of the Borrower's Certificate of Incorporation and bylaws (or comparable constituent documents) and any amendments thereto, certified in each instance by its Secretary or Assistant Secretary;

                  (c) The Agent shall have received for each Bank copies of resolutions in the Borrower's Board of Directors authorizing the execution and delivery of the Credit Documents to which it is a party on the Effective Date and the consummation of the transactions contemplated thereby together with specimen signatures of the persons authorized to execute such documents on the Borrower's behalf, all certified in each instance by its Secretary or Assistant Secretary;

                  (d) The Agent shall have received for each Bank such Bank's duly executed Committed Note and Bid Note of the Borrower dated the date hereof and otherwise in compliance with the provisions of
         Section 1.16 hereof;

                  (e) The Agent shall have received for each Bank a list of the Borrower's Authorized Representatives; and

                  (f) All legal matters incident to the execution and delivery of the Credit Documents shall be satisfactory to the Banks.

           Section 6.2. All Credit Events. As of the time of each Credit Event hereunder:

                  (a) In the case of a Borrowing, the Agent shall have received the notice required by Section 1.5 hereof (including any deemed notice under Section 1.5(c)) or 1.9 hereof, as applicable, in the case of the issuance of any Letter of Credit the Agent shall have received a duly completed Application for a Letter of Credit and, in the case of an extension or increase in the amount of a Letter of Credit, a written request therefor, in a form acceptable to the Agent;

                  (b) In the case of a Credit Event other than a Refunding Borrowing or an extension of an existing Letter of Credit, each of the representations and warranties set forth in Section 5 (except for the last sentence of Section 5.4 and Section 5.5) hereof shall be and remain true and correct in all material respects as of said time, except that if any such representation or warranty relates solely to an earlier date it need only remain true as of such date;

                  (c) In the case of a Credit Event other than a Refunding Borrowing in Domestic Rate Loans or an extension of an existing Letter of Credit, the Borrower shall be in full compliance with all of the terms and conditions hereof, and no Default or Event of Default shall have occurred and be continuing or would occur as a result of such Credit Event;

                  (d) Such Credit Event shall not violate any order, judgment or decree of any court or other authority or any provision of law or regulation applicable to any Bank (including, without limitation, Regulation U of the Board of Governors of the Federal Reserve System); and

                  (e) In the case of a Credit Event other than a Refunding Borrowing or an extension of an existing Letter of Credit, the sum of
         (a) the outstanding principal
         amount of Loans denominated in U.S. Dollars, (b) the outstanding L/C Obligations, and (c) the U.S. Dollar Equivalent of all Loans denominated in an Alternative Currency, shall not, after giving effect to such Credit Event, exceed the Revolving Credit Commitments then in effect.

         Each request for a Borrowing (other than a Refunding Borrowing) hereunder and each request for the issuance of, or increase in the amount of, a Letter of Credit shall be deemed to be a representation and warranty by the Borrower on the date of such Credit Event as to the facts specified in paragraphs (b) and (c) of this Section 6.2.

SECTION 7. COVENANTS.

         The Borrower covenants and agrees that, so long as any Note or any L/C Obligation is outstanding hereunder, or any Commitment is available to or in use by the Borrower hereunder, except to the extent compliance in any case is waived in writing by the Required Banks:

           Section 7.1. Corporate Existence; Subsidiaries. The Borrower shall, and shall cause each of its Material Subsidiaries to, preserve and maintain its corporate existence, subject to the provisions of Section 7.12 hereof.

           Section 7.2. Maintenance. The Borrower will maintain, preserve and keep its plants, properties and equipment deemed by it necessary to the proper conduct of its business in reasonably good repair, working order and condition and will from time to time make all reasonably necessary repairs, renewals, replacements, additions and betterments thereto so that at all times such plants, properties and equipment shall be reasonably preserved and maintained, and the Borrower will cause each of its Material Subsidiaries to do so in respect of Property owned or used by it; provided, however, that nothing in this Section 7.2 shall prevent the Borrower or a Material Subsidiary from discontinuing the operation or maintenance of any such Properties if such discontinuance is, in the judgment of the Borrower, desirable in the conduct of its business or the business of its Material Subsidiary.

           Section 7.3. Taxes. The Borrower will duly pay and discharge, and will cause each of its Subsidiaries duly to pay and discharge, all material taxes, rates, assessments, fees and governmental charges upon or against it or against its Properties, in each case before the same becomes delinquent and before penalties accrue thereon, unless and to the extent that the same is being contested in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Borrower.

           Section 7.4. ERISA. The Borrower will, and will cause each of its Subsidiaries to, promptly pay and discharge all obligations and liabilities arising under ERISA of a character which if unpaid or unperformed might result in the imposition of a Lien against any of its properties or assets and will promptly notify the Agent of (i) the occurrence of any reportable event (as defined in ERISA) affecting a Plan, other than any such event of which the PBGC has waived notice by regulation, (ii) receipt of any notice from PBGC of its intention to seek termination of any Plan or appointment of a trustee therefor, (iii) its or any of its Subsidiaries' intention to terminate or withdraw from any Plan, and (iv) the occurrence of any event affecting any Plan which could result in the incurrence by the Borrower or any of its Subsidiaries of any material liability, fine or penalty, or any material increase in the contingent liability of the Borrower or any of its Subsidiaries under any post-retirement Welfare Plan benefit. The Agent will promptly distribute to each Bank any notice it receives from the Borrower pursuant to this Section 7.4.

           Section 7.5. Insurance. The Borrower will insure, and keep insured, and will cause each of its Subsidiaries to insure, and keep insured, with good and responsible insurance companies, all insurable Property owned by it of a character usually insured by companies similarly situated and operating like Property. To the extent usually insured (subject to self-insured retentions) by companies similarly situated and conducting similar businesses, the Borrower will also insure, and cause each of its Subsidiaries to insure, employers' and public and product liability risks with good and responsible insurance companies. The Borrower will upon request of any Bank furnish to such Bank a summary setting forth the nature and extent of the insurance maintained pursuant to this Section 7.5.

           Section 7.6. Financial Reports and Other Information. (a) The Borrower will maintain a system of accounting in accordance with GAAP and will furnish to the Agent and its respective duly authorized representatives such information respecting the business and financial condition of the Borrower and its Subsidiaries as any Bank may reasonably request; and without any request, the Borrower will furnish each of the following to the Agent (with sufficient copies for each Bank):

                  (i) within 60 days after the end of each of the first three quarterly fiscal periods of the Borrower, a copy of the Borrower's Form 10-Q Report filed with the SEC;

                 (ii) within 100 days after the end of each fiscal year of the Borrower, a copy of the Borrower's Form 10-K Report filed with the SEC, prepared by the Borrower in accordance with GAAP and certified by independent public accountants of recognized national standing selected by the Borrower;

                (iii) promptly after the sending or filing thereof, copies of all proxy statements, financial statements and reports the Borrower sends to its shareholders, and copies of all other regular, periodic and special reports and all registration statements the Borrower files with the SEC or any successor thereto, or with any national securities exchange;

                 (iv) an updated Schedule 5.2 along with the financial statements delivered under subsection (i) or (ii) above, as applicable, for any calendar quarter during which there is a change in any of the facts specified in Schedule 5.2 hereto, as then most recently updated; and

                  (v) within 60 days after the end of each quarterly fiscal period of the Borrower, a certificate (which may be the Compliance Certificate) calculating the Borrower's Leverage Ratio as of the last day of such quarterly fiscal period.

          (b) Each financial statement furnished to the Banks pursuant to subsection (i) or (ii) of this Section 7.6 shall be accompanied by a Compliance Certificate in the form of Exhibit C hereto signed by the Borrower's chief financial officer or treasurer.

          (c) The Borrower will promptly (and in any event within five Business Days after an officer of the Borrower has knowledge thereof) give notice to the Agent and each Bank:

                  (i) of the occurrence of any Change of Control Event, Default or Event of Default;

                 (ii) of any default or event of default under any material Contractual Obligation of the Borrower or any of its Material Subsidiaries;

                (iii) of a material adverse change in the business, operations, Property or financial or other condition of the Borrower and its Subsidiaries, taken as a whole; and

                  (iv) of any litigation or governmental proceeding of the type described in Section 5.5 hereof.

           Section 7.7. Bank Inspection Rights. Upon reasonable notice from any Bank, the Borrower will permit such Bank (and such Persons as any Bank may designate) during normal business hours to visit and inspect, under the Borrower's guidance, any of the properties of the Borrower or any of its Subsidiaries, to examine all of their books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers, employees and independent public accountants (and by this provision the Borrower authorizes such accountants to discuss with the Banks (and such Persons as any Bank may designate) the finances and affairs of the Borrower and its Subsidiaries) all at such reasonable times and as often as may be reasonably requested.

           Section 7.8. Conduct of Business. Neither the Borrower nor any Subsidiary will engage in any line of business if, as a result, the general nature of the business of the Borrower and its Subsidiaries, taken as a whole, would be substantially changed from the development, manufacture, distribution and sale of data communications equipment and computer and other equipment, software, systems, technology and services related to communications, computation or information access.

           Section 7.9. Liens. The Borrower will not, and will not permit any of its Subsidiaries to, create, incur, permit to exist or to be incurred any Lien of any kind on any Property owned by the Borrower or any Subsidiary; provided, however, that this Section 7.9 shall not apply to nor operate to prevent:

                  (a) Liens arising by operation of law in connection with worker's compensation, unemployment insurance, social security obligations, taxes, assessments, statutory obligations or other similar charges, good faith deposits, pledges or Liens in connection with bids, tenders, contracts or leases to which the Borrower or any Subsidiary is a party (other than contracts for borrowed money), or other deposits required to be made in the ordinary course of business; provided that in each case the obligation secured is not overdue or, if overdue, is being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

                  (b) mechanics', workmen's, materialmen's, landlords', carriers' or other similar Liens arising in the ordinary course of business (or deposits to obtain the release of such Liens) securing obligations not due or, if due, being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

                  (c) Liens for taxes or assessments or other government charges or levies on the Borrower or any Subsidiary of the Borrower or their respective Properties, not yet due or delinquent, or which can thereafter be paid without penalty, or which are being contested in good faith by appropriate proceedings and for which reserves in conformity with GAAP have been provided on the books of the Borrower;

                  (d) Liens arising out of judgments or awards against the Borrower or any Subsidiary of the Borrower, or in connection with surety or appeal bonds in connection with bonding such judgments or awards, the time for appeal from which or petition for rehearing of which shall not have expired or with respect to which the Borrower or such Subsidiary shall be prosecuting an appeal or proceeding for review, and with respect to which it shall have obtained a stay of execution pending such appeal or proceeding for review; provided that the aggregate amount of liabilities (including interest and penalties, if any) of the Borrower and its Subsidiaries secured by such Liens shall not exceed $10,000,000 at any one time outstanding;

                  (e) Liens at any one time outstanding upon any Property acquired by the Borrower or any Subsidiary of the Borrower to secure any Indebtedness of the Borrower or any Subsidiary incurred at the time of or within 90 days after the acquisition of such Property to finance the purchase price of such Property, provided that any such Lien shall apply only to the Property that was so acquired and the aggregate principal amount of Indebtedness secured by such Liens shall not exceed 5% of Consolidated Tangible Assets;

                  (f) Minor title exceptions, survey exceptions or minor encumbrances, easements or reservations, covenants, conditions, restrictions, encroachments or rights of others for rights-of-way, utilities and other similar purposes, or zoning or other restrictions as to the use of real properties which are necessary for the conduct of the activities of the Borrower and any Subsidiary of the Borrower or which customarily exist on properties of corporations engaged in similar activities and similarly situated and which do not in any event materially impair their use in the operation of the business of the Borrower or any Subsidiary of the Borrower;

                  (g)     Liens existing on the date hereof and listed on
         Schedule 7.9 hereto;

                  (h) Liens of or upon any Property of a Person existing at the time such Person is merged with or into or consolidated with the Borrower or any of its Subsidiaries or existing at the time of a sale or transfer of the properties of a Person (or division thereof) as an entirety or substantially as an entirety to the Borrower or any of its Subsidiaries and not created in contemplation of such transaction; provided that the aggregate principal amount of Indebtedness secured by such Liens shall not exceed $25,000,000 at any one time outstanding;

                  (i) Any extension, renewal or replacement (or successive extensions, renewals or replacements) in whole or in part of any Lien referred to in the foregoing paragraphs (a) through (g), inclusive, provided, however, that the principal amount of Indebtedness secured thereby shall not exceed the principal amount of Indebtedness so secured at the time of such extension, renewal or replacement, and that such extension, renewal or replacement shall be limited to the Property which was subject to the Lien so extended, renewed or replaced; and

                  (j) Liens not otherwise permitted under this Section 7.9 securing Indebtedness in an aggregate principal amount not exceeding 10% of Consolidated Tangible Assets at any time outstanding;

provided further that no Lien permitted under Subsections (a) through (j) above may apply to any capital stock of any Subsidiary.

          Section 7.10. Use of Proceeds; Regulation U. The proceeds of each Borrowing, and the credit provided by Letters of Credit, will be used by the Borrower for working capital and other general corporate purposes including acquisitions of businesses and other investments permitted by Section 7.14. At no time will margin stock (as defined in Section 5.10 hereof) constitute 25% or more of the assets of the Borrower or of the Borrower and its Subsidiaries, taken as a whole, subject to Sections 7.9, 7.12, or any other restriction herein on the pledge or other disposition of property of the Borrower or any of its Subsidiaries.

          Section 7.11. Sales and Leasebacks. The Borrower will not, nor will it permit any Subsidiary to, enter into any arrangement with any bank, insurance company or other lender or investor providing for the leasing by the Borrower or any Subsidiary of any Property theretofore owned by it and which has been or is to be sold or transferred by such owner to such lender or investor, except for such transactions that relate to any manufacturing plant or equipment and which are permitted under Sections 7.12 and 7.19 hereof.

          Section 7.12. Mergers, Consolidations and Sales of Assets. The Borrower will not, and will not permit any of its Subsidiaries to, (i) consolidate with or be a party to a merger with any other Person or (ii) sell, lease or otherwise dispose of all or a "substantial part" of the consolidated assets of the Borrower and its Subsidiaries; provided, however, that:

                  (1) any Subsidiary of the Borrower may merge or consolidate with or into or sell, lease or otherwise convey all or a substantial part of its assets to the Borrower or any Subsidiary (including any Person that, as a result of such transaction, becomes a Subsidiary) of which the Borrower holds either directly or indirectly at least the same percentage equity ownership; provided that in any such merger or consolidation involving the Borrower, the Borrower shall be the surviving or continuing corporation; and

                  (2) the Borrower or any Subsidiary of the Borrower may consolidate or merge with any other Person if the Borrower or such Subsidiary or, in the case of such a transaction involving the Borrower, the Borrower is the surviving or continuing corporation and at the time of such consolidation or merger, and after giving effect thereto, no Default or Event of Default shall have occurred and be continuing.

As used in this Section 7.12, a sale, lease, transfer or disposition of assets shall be deemed to be of a "substantial part" of the consolidated assets of the Borrower and its Subsidiaries if the fair market value of such assets, when added to the fair market value of all other assets sold, leased, transferred or disposed of by the Borrower and its Subsidiaries (other than inventory in the ordinary course of business) during the 12-month period ending with the date of such sale exceeds 10% of Consolidated Tangible Assets determined as of the last day of the fiscal quarter most recently completed before the date of such sale; provided that during any 12-month period the Borrower and its Subsidiaries may sell, lease, transfer or otherwise dispose of up to 25% of Consolidated Tangible Assets determined as of the last day of the fiscal quarter most recently completed before the date of such sale if (i) all such assets sold, leased, transferred or otherwise disposed of in excess of 10% of Consolidated Tangible Assets at the end of the fiscal quarter most recently completed before the date of such sale are so disposed of at fair market value as determined by the Board of Directors of the Borrower, (ii) the proceeds from such disposition are received in cash or cash equivalents or in Property that is readily usable in the business of the Borrower and its subsidiaries or transferable in exchange for Property that is readily usable in the business of the Borrower and its Subsidiaries, and (iii) such proceeds from the disposition are reinvested into the business of the Borrower and its Subsidiaries and not used to pay dividends or make any other distributions to shareholders.

          Section 7.13. Use of Property and Facilities; Environmental, Health and Safety Laws. (a) The Borrower will, and will cause each of its Subsidiaries to, comply in all material respects with the requirements of all federal, state and local environmental and health and safety laws, rules, regulations and orders applicable to or pertaining to the Properties or business operations of the Borrower or any Subsidiary of the Borrower, except where the failure to so comply would (individually or in the aggregate) reasonably be expected to have a material adverse effect on the financial condition, results of operations, Property, or business of the Borrower and its Subsidiaries, taken as a whole. Without limiting the foregoing, the Borrower will not, and will not permit any Person to, except in accordance with applicable law, dispose of any Hazardous Material into, onto or from any real property owned or operated by the Borrower or any of its Subsidiaries, except where the failure to so comply would (individually or in the aggregate) reasonably be expected to have a material adverse effect on the financial condition, results of operations, Property, or business of the Borrower and its Subsidiaries, taken as a whole.

          (b) The Borrower will promptly provide the Banks with copies of any notice or other instrument of the type described in Section 5.11(c) hereof, and in no event later than five (5) Business Days after an officer of the Borrower receives such notice or instrument.

             Section 7.14. Investments, Acquisitions, Loans, Advances and Guaranties. The Borrower will not, nor will it permit any Subsidiary to, directly or indirectly, make, retain or have outstanding any investments (whether through purchase of stock or obligations or otherwise) in, or loans or advances to, any other Person, or acquire all or any substantial part of the assets or business of any other Person or division thereof, or be or become liable as endorser, guarantor, surety or otherwise for any debt, obligation or undertaking of any other Person, or otherwise agree to provide funds for payment of the obligations of another, or supply funds thereto or invest therein or otherwise assure a creditor of another against loss, or apply for or become liable to the issuer of a letter of credit which supports an obligation of another, or subordinate any claim or demand it may have to the claim or demand of any other Person (cumulatively, all of the foregoing, being "Investments"); provided, however, that the foregoing provisions shall not apply to nor operate to prevent:

                  (a)     purchases of Permitted Liquid Investments;

                  (b) ownership of stock, obligations or securities received in settlement of debts (created in the ordinary course of business) owing to the Borrower or any Subsidiary;

                  (c) endorsements of negotiable instruments for collection in the ordinary course of business;

                  (d)     loans and advances to employees in the ordinary

         course of business for travel, relocation, and similar purposes;

                  (e) Investments in the Borrower or Subsidiaries, provided that Investments in Subsidiaries that only become Subsidiaries through such Investment must comply with the provisions of subsection (f) below;

                  (f) acquisitions of all or any substantial part of the assets or business of any other Person or division thereof, or of all or a substantial part of the Voting Stock of a Person, so long as (i) no Default or Event of Default exists or would exist after giving effect to such acquisition, (ii) the Board of Directors or other governing body of such Person whose Property or Voting Stock is being so acquired has approved the terms of such acquisition and (iii) the Person or division so acquired is engaged in or the asset so purchased is used in, the development, manufacture, distribution, or sale of data communications equipment or computer or other equipment, software, systems, technology or services related to communications, computation or information access; or

                  (g)     Investments not otherwise permitted under this
         Section 7.14 in an aggregate principal amount at any one time outstanding not to exceed $25,000,000.

          Section 7.15. Consolidated Tangible Net Worth. The Borrower will at all times maintain a Consolidated Tangible Net Worth of not less than $503,850,000 plus 50% of the cumulative positive Consolidated Net Income earned during (i) the fourth fiscal quarter of the Borrower's 1996 fiscal year (without subtraction for any negative Consolidated Net Income for such fiscal quarter) and (ii) each fiscal year ending on or after September 28, 1997 (but without subtraction for any negative Consolidated Net Income for any such fiscal year).

          Section 7.16. Leverage Ratio. The Borrower will at all times maintain a Leverage Ratio of not more than 0.50 to 1.00.

          Section 7.17. Total Debt to EBITDA. The Borrower shall not as of the last day of any fiscal quarter of the Borrower permit the ratio of Total Debt as of such day to EBITDA for the four fiscal quarters then ended to be greater than 2.0 to 1.0.

          Section 7.18. Dividends and Other Shareholder Distributions. The Borrower shall only declare or pay any dividends or make a distribution of any kind (including by redemption or purchase) on its outstanding capital stock, if no Default or Event of Default exists prior to or would result after giving effect to such action.

          Section 7.19. Subsidiary Debt. The aggregate principal amount of Debt owed by Subsidiaries to Persons other than the Borrower and other Subsidiaries shall not at any time exceed 15% of Consolidated Tangible Assets.

          Section 7.20. Transactions with Affiliates. The Borrower will not, and will not permit any of its Subsidiaries to, enter into or be a party to any material transaction or arrangement (where "material" means material for the Borrower and its Subsidiaries, taken as a whole) with any Affiliate of such Person (other than the Borrower or any of its Subsidiaries), including without limitation, the purchase from, sale to or exchange of Property with, any merger or consolidation with or into, or the rendering of any service by or for, any Affiliate, except in the ordinary course of and pursuant to the reasonable requirements of the Borrower's or such Subsidiary's business and upon fair and reasonable terms no less favorable to the Borrower or such Subsidiary than would be obtained in a comparable arm's-length transaction with a Person other than an Affiliate.

          Section 7.21. No Subsidiary Guaranties. No Subsidiary shall incur or at any time have outstanding a Guaranty of any Indebtedness of the Borrower.

          Section 7.22. Compliance with Laws. Without limiting any of the other covenants of the Borrower in this Section 7, the Borrower will, and will cause each of its Subsidiaries to, conduct its business, and otherwise be, in compliance with all applicable laws, regulations, ordinances and orders of any governmental or judicial authorities; provided, however, that neither the Borrower nor any Subsidiary of the Borrower shall be required to comply with any such law, regulation, ordinance or order if (x) it shall be contesting such law, regulation, ordinance or order in good faith by appropriate proceedings and reserves in conformity with GAAP have been provided therefor on the books of the Borrower or such Subsidiary, as the case may be, or (y) the failure to comply therewith could not, in the aggregate, reasonably be expected to have a material adverse effect on the financial condition, results of operations, Property or other business of the Borrower and its Subsidiaries, taken as a whole.

SECTION 8.  EVENTS OF DEFAULT AND REMEDIES.

           Section 8.1. Events of Default. Any one or more of the following shall constitute an Event of Default:

                  (a) default (x) in the payment when due of the principal amount of any Loan or of any Reimbursement Obligation or (y) for a period of three (3) Business Days in the payment when due of interest or of any other Obligation;

                  (b) default by the Borrower or any Subsidiary in the observance or performance of any covenant set forth in Section 7.1, 7.6(c), 7.9 through 7.12, or 7.14 through 7.21 hereof;

                  (c) default by the Borrower or any Subsidiary in the observance or performance of any provision hereof or of any other Credit Document not mentioned in (a) or (b) above, which is not remedied within thirty (30) days after notice thereof to the Borrower by the Agent or any Bank;

                  (d) (i) failure to pay when due Debt in an aggregate principal amount of $10,000,000 or more of the Borrower or any Subsidiary or (ii) default shall occur under one or more indentures, agreements or other instruments under which any Debt of the Borrower or any Subsidiary in an aggregate principal amount of $10,000,000 or more may be issued or created and such default shall continue for a period of time sufficient to permit the holder or beneficiary of such Debt or a trustee therefor to cause the acceleration of the maturity of any such Debt or any mandatory unscheduled prepayment, purchase or funding thereof;

                  (e) any representation or warranty made herein or in any other Credit Document by the Borrower or any Subsidiary, or in any statement or certificate furnished pursuant hereto or pursuant to any other Credit Document by the Borrower or any Subsidiary, or in connection with any Credit Document, proves false in any material respect as of the date of the issuance or making, or deemed making or issuance, thereof;

                  (f) the Borrower or any Material Subsidiary shall (i) have had entered involuntarily against it an order for relief under the United States Bankruptcy Code, as amended, or have had taken against it any analogous action under any other applicable law relating to bankruptcy or insolvency, (ii) fail to pay, or admit in writing its inability to pay, its debts generally as they become due,
         (iii) make an assignment for the benefit of creditors, (iv) apply for, seek, consent to, or acquiesce in, the appointment of a receiver, custodian, trustee, examiner, liquidator or similar official for it or any substantial part of its Property, (v) institute any proceeding seeking to have entered against it an order for relief under the United States Bankruptcy Code, as amended, to adjudicate it insolvent, or seeking dissolution, winding up, liquidation, reorganization, arrangement, adjustment or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors or fail to file an answer or other pleading denying the material allegations of any such proceeding filed against it, (vi) take any corporate action in furtherance of any matter described in parts (i)-(v) above, or (vii) fail to contest in good faith any appointment or proceeding described in Section 8.1(g) hereof;

                  (g) a custodian, receiver, trustee, examiner, liquidator or similar official shall be appointed for the Borrower or any Material Subsidiary or any substantial part of any of their Property, or a proceeding described in Section 8.1(f)(v) shall be instituted against the Borrower or any Material Subsidiary, and such appointment continues undischarged or such proceeding continues undismissed or unstayed for a period of sixty (60) days;

                  (h) the Borrower or any Material Subsidiary shall fail within thirty (30) days to pay, bond or otherwise discharge any judgment or order for the payment of money in excess of $10,000,000, which is not stayed on appeal or otherwise being appropriately contested in good faith in a manner that stays execution thereon;

                  (i) the Borrower or any other member of the Controlled Group shall fail to pay when due an amount or amounts aggregating in excess of $5,000,000 which it shall have become liable to pay to the PBGC or to a Plan under Title IV of ERISA; or notice of intent to terminate a Plan or Plans having aggregate Unfunded Vested Liabilities in excess of $5,000,000 (collectively, a "Material Plan") shall be filed under Title IV of ERISA by the Borrower or any Subsidiary or any other member of the Controlled Group, any plan administrator or any combination of the foregoing; or the PBGC shall institute proceedings under Title IV of ERISA to terminate or to cause a trustee to be appointed to administer any Material Plan or a proceeding shall be instituted by a fiduciary of any Material Plan against the Borrower or any other member of the Controlled Group to enforce Section 515 or 4219(c)(5) of ERISA and such proceeding shall not have been dismissed within thirty (30) days thereafter; or a condition shall exist by reason of which the PBGC would be entitled to obtain a decree adjudicating that any Material Plan must be terminated; or

                  (j) the Borrower, any Person acting on behalf of the Borrower, or any governmental authority challenges the validity of any Credit Document or the Borrower's obligations thereunder or any Credit Document ceases to be in full force and effect.

           Section 8.2. Non-Bankruptcy Defaults. When any Event of Default other than those described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, the Agent shall, by written notice to the Borrower:
(a) if so directed by the Required Banks, terminate the remaining Commitments and all other obligations of the Banks hereunder on the date stated in such notice (which may be the date thereof); (b) if so directed by the Required Banks, declare the principal of and the accrued interest on all outstanding Notes to be forthwith due and payable and thereupon all outstanding Notes, including both principal and interest thereon, shall be and become immediately due and payable together with all other amounts payable under the Credit Documents without further demand, presentment, protest or notice of any kind; and (c) if so directed by the Required Banks, demand that the Borrower immediately pay to the Agent, subject to Section 8.4, the full amount then available for drawing under each or any Letter of Credit, and the Borrower agrees to immediately make such payment and acknowledges and agrees that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Agent, for the benefit of the Banks, shall have the right to require the Borrower to specifically perform such undertaking whether or not any drawings or other demands for payment have been made under any Letter of Credit. The Agent, after giving notice to the Borrower pursuant to Section 8.1(c) or this Section 8.2, shall also promptly send a copy of such notice to the other Banks, but the failure to do so shall not impair or annul the effect of such notice.

           Section 8.3. Bankruptcy Defaults. When any Event of Default described in subsections (f) or (g) of Section 8.1 hereof has occurred and is continuing, then all outstanding Notes shall immediately become due and payable together with all other amounts payable under the Credit Documents without presentment, demand, protest or notice of any kind, the obligation of the Banks to extend further credit pursuant to any of the terms hereof shall immediately terminate and the Borrower shall immediately pay to the Agent, subject to
Section 8.4, the full amount then available for drawing under all outstanding Letters of Credit, the Borrower acknowledging that the Banks would not have an adequate remedy at law for failure by the Borrower to honor any such demand and that the Banks, and the Agent on their behalf, shall have the right to require the Borrower to specifically perform such undertaking whether or not any draws or other demands for payment have been made under any of the Letters of Credit.

           Section 8.4. Collateral for Undrawn Letters of Credit. (a) If the prepayment of the amount available for drawing under any or all outstanding Letters of Credit is required under Section 1.14(c) or under Section 8.2 or 8.3 above, the Borrower shall forthwith pay the amount required to be so prepaid, to be held by the Agent as provided in subsection (b) below.

          (b) All amounts prepaid pursuant to subsection (a) above shall be held by the Agent in a separate collateral account (such account, and the credit balances, properties and any investments from time to time held therein, and any substitutions for such account, any certificate of deposit or other instrument evidencing any of the foregoing and all proceeds of and earnings on any of the foregoing being collectively called the "Account") as security for, and for application by the Agent (to the extent available) to, the reimbursement of any payment under any Letter of Credit then or thereafter made by the Agent, and to the payment of the unpaid balance of any Loans and all other Obligations. The Account shall be held in the name of and subject to the exclusive dominion and control of the Agent for the benefit of the Agent and the Banks. If and when requested by the Borrower, the Agent shall invest funds held in the Account from time to time in direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America with a remaining maturity of one month or less, provided that the Agent is irrevocably authorized to sell investments held in the Account when and as required to make payments out of the Account for application to amounts due and owing from the Borrower to the Agent or Banks; provided, however, that if (A)(i) the Borrower shall have made payment of all such obligations referred to in subsection (a) above, (ii) all relevant preference or other disgorgement periods relating to the receipt of such payments have passed, and (iii) no Letters of Credit, Commitments, Loans or other Obligations remain outstanding hereunder or (B) the Commitments have not terminated and there does not then exist any Event of Default, then the Agent shall repay to the Borrower any remaining amounts held in the Account.

           Section 8.5. Notice of Default. The Agent shall give notice to the Borrower under Section 8.1(c) hereof promptly upon being requested to do so by any Bank and shall thereupon notify all the Banks thereof.

           Section 8.6. Expenses. The Borrower agrees to pay to the Agent and each Bank, and any other holder of any Note outstanding hereunder, all expenses reasonably incurred or paid by the Agent and such Bank or any such holder, including reasonable attorneys' fees and court costs, in connection with any Default or Event of Default by the Borrower hereunder or in connection with the enforcement of any of the Credit Documents.

SECTION 9.  CHANGE IN CIRCUMSTANCES.

           Section 9.1. Change of Law. Notwithstanding any other provisions of this Agreement or any Note, if at any time any change in applicable law or regulation or in the interpretation thereof makes it unlawful for any Bank to make or continue to maintain Eurocurrency Loans or Stated Rate Bid Loans denominated in an Alternative Currency or to perform its obligations as contemplated hereby, such Bank shall promptly give notice thereof to the Borrower and such Bank's obligations to make or maintain Eurocurrency Loans under this Agreement shall terminate until it is no longer unlawful for such Bank to make or maintain Eurocurrency Loans. If such Bank shall determine that it may not lawfully continue to maintain and fund any of its outstanding Eurocurrency Loans or Stated Rate Bid Loans denominated in an Alternative Currency to maturity, the Borrower shall prepay on demand the outstanding principal amount of any such affected Eurocurrency Loans or Stated Rate Bid Loans denominated in an Alternative Currency, together with all interest accrued thereon and all other amounts then due and payable to such Bank under this Agreement; provided, however, subject to all of the terms and conditions of this Agreement, the Borrower may then elect to borrow the principal amount of the affected Fixed Rate Loans from such Bank by means of Domestic Rate Loans from such Bank, which Domestic Rate Loans shall not be made ratably by the Banks but only from such affected Bank.

           Section 9.2. Unavailability of Deposits or Inability to Ascertain, or Inadequacy of, LIBOR. If on or prior to the first day of any Interest Period for any Borrowing of Eurocurrency Loans:

                  (a) the Agent is advised by two or more Reference Banks that deposits in U.S. Dollars or the applicable Alternative Currency (in the applicable amounts) are not being offered to it in the eurocurrency interbank market for such Interest Period, or that by reason of circumstances affecting the interbank eurocurrency market adequate and reasonable means do not exist for ascertaining the applicable LIBOR, or

                  (b) Banks having 20% or more of the aggregate amount of the Revolving Credit Commitments advise or, in the case of a Eurocurrency Bid Loan, any Bank required to make a Eurocurrency Bid Loan advises the Agent that (i) LIBOR as determined by the Agent will not adequately and fairly reflect the cost to such Banks or Bank of funding their or its Eurocurrency Loans or Loan for such Interest Period or (ii) that the making or funding of Eurocurrency Loans in the relevant currency has become impracticable, in either case as a result of an event occurring after the date of the Agreement which in the opinion of such Banks or Bank materially affects such Loans, then the Agent shall forthwith give notice thereof to the Borrower and the Banks, whereupon until the Agent notifies the Borrower that the circumstances giving rise to such suspension no longer exist, the obligations of the Banks or of the relevant Bank to make Eurocurrency Loans in the currency so affected shall be suspended.

           Section 9.3. Increased Cost and Reduced Return. (a) If, on or after (x) the date hereof, in the case of Committed Loans or (y) the date of the related Offer, in the case of a Bid Loan, the adoption of any applicable law, rule or regulation, or any change therein, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency:

                  (i) shall subject any Bank (or its Lending Office) to any tax, duty or other charge with respect to its Fixed Rate Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligations owed to it or its obligation to make Fixed Rate Loans, issue a Letter of Credit, or to participate therein, or shall change the basis of taxation of payments to any Bank (or its Lending Office) of the principal of or interest on its Fixed Rate Loans, Letter(s) of Credit, or participations therein or any other amounts due under this Agreement in respect of its Fixed Rate Loans, Letter(s) of Credit, or participations therein, any Reimbursement Obligations owed to it, or its obligation to make Fixed Rate Loans, issue a Letter of Credit, or acquire participations therein (except for changes in the rate of tax on the overall net income of such Bank or its Lending Office imposed by the jurisdiction in which such Bank's principal executive office or Lending Office is located); or

                 (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System, but excluding with respect to any Eurocurrency Loans any such requirement included in an applicable Eurocurrency Reserve Percentage) against assets of, deposits with or for the account of, or credit extended by, any Bank (or its Lending Office) or shall impose on any Bank (or its Lending Office) or on the interbank market any other condition affecting its Fixed Rate Loans, its Notes, its Letter(s) of Credit, or its participation in any thereof, any Reimbursement Obligation owed to it, or its obligation to make Fixed Rate Loans, to issue a Letter of Credit, or to participate therein;

and the result of any of the foregoing is to increase the cost to such Bank (or its Lending Office) of making or maintaining any Fixed Rate Loan, issuing or maintaining a Letter of Credit, or participating therein, or to reduce the amount of any sum received or receivable by such Bank (or its Lending Office) under this Agreement or under its Notes with respect thereto, by an amount deemed by such Bank to be material, then, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall be obligated to pay to such Bank such additional amount or amounts as will compensate such Bank for such increased cost or reduction; provided, however, that such Bank shall promptly notify the Borrower of an event which might cause it to seek compensation, and the Borrower shall be obligated to pay only such compensation which is incurred or which arises after the date 60 days prior to the date such notice is given.

          (b) If, after the date hereof, any Bank or the Agent shall have determined that the adoption of any applicable law, rule or regulation regarding capital adequacy, or any change therein (including, without limitation, any revision in the Final Risk-Based Capital Guidelines of the Board of Governors of the Federal Reserve System (12 CFR Part 208, Appendix A; 12 CFR Part 225, Appendix A) or of the Office of the Comptroller of the Currency (12 CFR Part 3, Appendix A), or in any other applicable capital rules heretofore adopted and issued by any governmental authority), or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any Bank (or its Lending Office) with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on such Bank's capital, or on the capital of any corporation controlling such Bank, as a consequence of its obligations hereunder to a level below that which such Bank could have achieved but for such adoption, change or compliance (taking into consideration such Bank's policies with respect to capital adequacy) by an amount deemed by such Bank to be material, then from time to time, within fifteen (15) days after demand by such Bank (with a copy to the Agent), the Borrower shall pay to such Bank such additional amount or amounts as will compensate such Bank for such reduction; provided, however, that such Bank shall promptly notify the Borrower of an event which might cause it to seek compensation, and the Borrower shall be obligated to pay only such compensation which is incurred or which arises after the date 60 days prior to the date such notice is given.

          (c)    Each Bank that determines to seek compensation under this
Section 9.3 shall notify the Borrower and the Agent of the circumstances that entitle the Bank to such compensation pursuant to this Section 9.3 and will designate a different Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Bank, be otherwise disadvantageous to such Bank. A certificate of any Bank claiming compensation under this Section 9.3 and setting forth the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

           Section 9.4. Lending Offices. Each Bank may, at its option, elect to make its Loans hereunder at the branch, office or affiliate specified on the appropriate signature page hereof (each a "Lending Office") for each type of Loan available hereunder or at such other of its branches, offices or affiliates as it may from time to time elect and designate in a written notice to the Borrower and the Agent.

           Section 9.5. Discretion of Bank as to Manner of Funding. Notwithstanding any other provision of this Agreement, each Bank shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if each Bank had actually funded and maintained each Eurocurrency Loan through the purchase of deposits of U.S. Dollars or the applicable Alternative Currency in the eurocurrency interbank market having a maturity corresponding to such Loan's Interest Period and bearing an interest rate equal to LIBOR for such Interest Period.

           Section 9.6. Substitution of Bank. If (a) any Bank has demanded compensation or given notice of its intention to demand compensation under
Section 9.3 hereof or has delivered a notice to the Agent pursuant to Section
9.1 hereof, or (b) the Borrower is required to pay any additional amount to any Bank pursuant to Section 11.1 hereof, and in any such case the Required Banks are not in the same situation, the Borrower shall have the right to seek a substitute bank or banks reasonably satisfactory to the Agent (which may be one or more of the Banks) to replace such Bank under this Agreement. The Bank to be so replaced shall cooperate with the Borrower and substitute bank to accomplish such substitution on the terms of Section 11.12 hereof, provided that such Bank's entire

Commitment is replaced and such Bank receives in immediately available funds on the date of such assignment the principal of and interest accrued to the date of payment on the Loans made by it hereunder and all other amounts accrued for its account or owed to it hereunder.

SECTION 10.    THE AGENT.

          Section 10.1. Appointment and Authorization of Agent. Each Bank hereby appoints Harris Trust and Savings Bank as the Agent under the Credit Documents and hereby authorizes the Agent to take such action as Agent on its behalf and to exercise such powers under the Credit Documents as are delegated to the Agent by the terms thereof, together with such powers as are reasonably incidental thereto.

          Section 10.2. Agent and its Affiliates. The Agent in its individual capacity as a Bank shall have the same rights and powers under this Agreement and the other Credit Documents as any other Bank and may exercise or refrain from exercising the same as though it were not the Agent, and the Agent and its affiliates may accept deposits from, lend money to, and generally engage in any kind of business with the Borrower or any Affiliate of the Borrower as if it were not the Agent under the Credit Documents. The term "Bank" as used herein and in all other Credit Documents, unless the context otherwise clearly requires, includes the Agent in its individual capacity as a Bank. References in Section 1 hereof to the Agent's Loans, or to the amount owing to the Agent for which an interest rate is being determined, refer to the Agent in its individual capacity as a Bank.

          Section 10.3. Action by Agent. If the Agent receives from the Borrower a written notice pursuant to Section 7.6(c)(i) hereof, the Agent shall promptly give each of the Banks written notice thereof. The obligations of the Agent under the Credit Documents are only those expressly set forth therein. Without limiting the generality of the foregoing, the Agent shall not be required to take any action hereunder with respect to any Default or Event of Default, except as expressly provided in Sections 8.2 and 8.5. In no event, however, shall the Agent be required to take any action in violation of applicable law or of any provision of any Credit Document, and the Agent shall in all cases be fully justified in failing or refusing to act hereunder or under any other Credit Document unless it shall be first indemnified to its reasonable satisfaction by the Banks against any and all costs, expense, and liability which may be incurred by it by reason of taking or continuing to take any such action. The Agent shall be entitled to assume that no Default or Event of Default exists unless notified to the contrary by a Bank or the Borrower. In all cases in which this Agreement and the other Credit Documents do not require the Agent to take certain actions, the Agent shall be fully justified in using its discretion in failing to take or in taking any action hereunder and thereunder.

          Section 10.4. Consultation with Experts. The Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable to the Banks for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

          Section 10.5. Liability of Agent; Credit Decision. Neither the Agent nor any of its directors, officers, agents, or employees shall be liable for any action taken or not taken by it in connection with the Credit Documents
(i) with the consent or at the request of the Required Banks or (ii) in the absence of its own gross negligence or willful misconduct. Neither the Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made in connection with this Agreement, any other Credit Document or any Credit Event; (ii) the performance or observance of any of the covenants or agreements of the Borrower contained herein or in any other Credit Document; (iii) the satisfaction of any condition specified in Section 6 hereof, except receipt of items required to be delivered to the Agent; or (iv) the validity, effectiveness, genuineness, enforceability, perfection, value, worth or collectability hereof or of any other Credit Document or of any other documents or writing furnished in connection with any Credit Document; and the Agent makes no representation of any kind or character with respect to any such matter mentioned in this sentence. The Agent may execute any of its duties under any of the Credit Documents by or through employees, agents, and attorneys-in-fact and shall not be answerable to the Banks, the Borrower or any other Person for the default or misconduct of any such agents or attorneys-in-fact selected with reasonable care. The Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, other document or statement (whether written or oral) believed by it to be genuine or to be sent by the proper party or parties. In particular and without limiting any of the foregoing, the Agent shall have no responsibility for confirming the accuracy of any Compliance Certificate or other document or instrument received by it under the Credit Documents. The Agent may treat the payee of any Note as the holder thereof until written notice of transfer shall have been filed with the Agent signed by such payee in form satisfactory to the Agent. Each Bank acknowledges that it has independently and without reliance on the Agent or any other Bank, and based upon such information, investigations and inquiries as it deems appropriate, made its own credit analysis and decision to extend credit to the Borrower in the manner set forth in the Credit Documents. It shall be the responsibility of each Bank to keep itself informed as to the creditworthiness of the Borrower and the Subsidiaries, and the Agent shall have no liability to any Bank with respect thereto.

          Section 10.6. Indemnity. The Banks shall ratably, in accordance with their respective Percentages, indemnify and hold the Agent, and its directors, officers, employees, agents and representatives harmless from and against any liabilities, losses, costs or expenses suffered or incurred by it under any Credit Document or in connection with the transactions contemplated thereby, regardless of when asserted or arising, except to the extent they are promptly reimbursed for the same by the Borrower and except to the extent that any event giving rise to a claim was caused by the gross negligence or willful misconduct of the party seeking to be indemnified. The obligations of the Banks under this Section 10.6 shall survive termination of this Agreement.

          Section 10.7. Payments. Unless the Agent shall have been notified by a Bank before the date on which such Bank is scheduled to make payment to the Agent of the proceeds of a Loan (which notice shall be effective upon receipt) that such Bank does not intend to make such payment, the Agent may assume that such Bank has made such payment when due and the Agent may in reliance upon such assumption (but shall not be required to) make available to the Borrower the proceeds of the Loan to be made by such Bank and, if any Bank has not in fact made such payment to the Agent, such Bank shall, on demand, pay to the Agent the amount made available to the Borrower attributable to such Bank together with interest thereon in respect of each day during the period commencing on the date such amount was made available to the Borrower and ending on (but excluding) the date such Bank pays such amount to the Agent at a rate per annum equal to the Federal Funds Rate or, in the case of a Loan denominated in an Alternative Currency, the cost to the Agent of funding the amount it advanced to fund such Bank's Loan, as determined by the Agent. If such amount is not received from such Bank by the Agent immediately upon demand, the Borrower will, on demand, repay to the Agent the proceeds of the Loan attributable to such Bank with interest thereon at a rate per annum equal to the interest rate applicable to the relevant Loan, but without such payment being considered a payment or prepayment of a Loan under
Section 1.17 hereof, so that the Borrower will have no liability under such Section with respect to such payment.

          Section 10.8. Resignation of Agent and Successor Agent. The Agent may resign at any time by giving written notice thereof to the Banks and the Borrower. The Borrower, with the consent of the Required Banks, may remove the Agent at any time. Upon any such resignation or removal of the Agent, the Required Banks shall have the right to appoint a successor Agent with the consent of the Borrower. If no successor Agent shall have been so appointed by the Required Banks, and shall have accepted such appointment, within thirty
(30) days after the retiring Agent's giving of notice of resignation or the Borrower giving notice of removal, then the retiring or removed Agent may, on behalf of the Banks, appoint a successor Agent, which shall be any Bank hereunder or any commercial bank organized under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $200,000,000. Upon the acceptance of its appointment as the Agent hereunder, such successor Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring or removed Agent under the Credit Documents, and the retiring or removed Agent shall be discharged from its duties and obligations thereunder. After any retiring or removed Agent's resignation or removal hereunder as Agent, the provisions of this Section 10 and all protective provisions of the other Credit Documents shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Agent.

          Section 10.9. Co-Agents. Nothing in this Agreement shall impose any obligations on any of The First National Bank of Chicago, NationsBank of Texas, N.A. or Societe Generale in their capacity as Co-Agents.

SECTION 11.    MISCELLANEOUS.

          Section 11.1. Withholding Taxes. (a) Payments Free of Withholding. Except as otherwise required by law and subject to Section 11.1(b) hereof, each payment by the Borrower under this Agreement or the other Credit Documents shall be made without withholding for or on account of any present or future taxes (other than overall net income taxes on the recipient) imposed by or within the jurisdiction in which the Borrower is domiciled, any jurisdiction from which the Borrower makes any payment, or (in each case) any political subdivision or taxing authority thereof or therein. If any such withholding is so required, the Borrower shall make the withholding, pay the amount withheld to the appropriate governmental authority before penalties attach thereto or interest accrues thereon and forthwith pay such additional amount as may be necessary to ensure that the net amount actually received by each Bank and the Agent free and clear of such taxes (including such taxes on such additional amount) is equal to the amount which that Bank or the Agent (as the case may be) would have received had such withholding not been made. If the Agent or any Bank pays any amount in respect of any such taxes, penalties or interest the Borrower shall reimburse the Agent or that Bank for that payment on demand in the currency in which such payment was made. If the Borrower pays any such taxes, penalties or interest, it shall deliver official tax receipts evidencing that payment or certified copies thereof to the Bank or Agent on whose account such withholding was made (with a copy to the Agent if not the recipient of the original) on or before the thirtieth day after payment. If any Bank or the Agent determines it has received or been granted a credit against or relief or remission for, or repayment of, any taxes paid or payable by it because of any taxes, penalties or interest paid by the Borrower and evidenced by such a tax receipt, such Bank or Agent shall, to the extent it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Bank or Agent determines is attributable to such deduction or withholding and which will leave such Bank or Agent (after such payment) in no better or worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing in this Agreement shall interfere with the right of each Bank and the Agent to arrange its tax affairs in whatever manner it thinks fit nor oblige any Bank or the Agent to disclose any information relating to its tax affairs or any computations in connection with such taxes.

          (b) U.S. Withholding Tax Exemptions. Each Bank that is not a United States person (as such term is defined in Section 7701(a)(30) of the Code) shall submit to the Borrower and the Agent on or before the date hereof, two duly completed and signed copies of either Form 1001 (relating to such Bank and entitling it to a complete exemption from withholding under the Code on all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) or Form 4224 (relating to all amounts to be received by such Bank, including fees, pursuant to the Credit Documents and the Loans) of the United States Internal Revenue Service. Thereafter and from time to time, each Bank shall submit to the Borrower and the Agent such additional duly completed and signed copies of one or the other of such Forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may be required under then-current United States law or regulations to avoid or reduce United States withholding taxes on payments in respect of all amounts to be received by such Bank, including fees, pursuant to the Credit Documents or the Loans.

          (c) Inability of Bank to Submit Forms. If any Bank determines, as a result of any change in applicable law, regulation or treaty, or in any official application or interpretation thereof, that it is unable to submit to the Borrower or Agent any form or certificate that such Bank is obligated to submit pursuant to subsection (b) of this Section 11.1. or that such Bank is required to withdraw or cancel any such form or certificate previously submitted or any such form or certificate otherwise becomes ineffective or inaccurate, such Bank shall promptly notify the Borrower and Agent of such fact and the Bank shall to that extent not be obligated to provide any such form or certificate and will be entitled to withdraw or cancel any affected form or certificate, as applicable.

          Section 11.2. No Waiver of Rights. No delay or failure on the part of the Agent or any Bank or on the part of the holder or holders of any
Note in the exercise of any power or right under any Credit Document shall operate as a waiver thereof, nor as an acquiescence in any default, nor shall any single or partial exercise thereof preclude any other or further exercise of any other power or right, and the rights and remedies hereunder of the Agent, the Banks and the holder or holders of any Notes are cumulative to, and not exclusive of, any rights or remedies which any of them would otherwise have.

          Section 11.3. Non-Business Day. If any payment of principal or interest on any Loan or of any other Obligation shall fall due on a day which is not a Business Day, interest or fees (as applicable) at the rate, if any, such Loan or other Obligation bears for the period prior to maturity shall continue to accrue on such Obligation from the stated due date thereof to but excluding the next succeeding Business Day, on which the same shall be payable.

          Section 11.4. Documentary Taxes. The Borrower agrees that it will pay any documentary, stamp or similar taxes payable in respect to any Credit Document, including interest and penalties, in the event any such taxes are assessed, irrespective of when such assessment is made and whether or not any credit is then in use or available hereunder.

          Section 11.5. Survival of Representations. All representations and warranties made herein or in certificates given pursuant hereto shall survive the execution and delivery of this Agreement and the other Credit Documents, and shall continue in full force and effect with respect to the date as of which they were made as long as any credit is in use or available hereunder.

          Section 11.6. Survival of Indemnities. All indemnities and all other provisions relative to reimbursement to the Banks of amounts sufficient to protect the yield of the Banks with respect to the Loans, including, but not limited to, Section 1.17, Section 9.3 and Section 11.15 hereof, shall survive the termination of this Agreement and the other Credit Documents and the payment of the Loans and all other Obligations.

          Section 11.7. Sharing of Set-Off. Each Bank agrees with each other Bank a party hereto that if such Bank shall receive and retain any payment, whether by set-off or application of deposit balances or otherwise ("Set-off"), on any of the Committed Loans or Reimbursement Obligations in excess of its ratable share of payments on all such obligations then outstanding to the Banks, then such Bank shall purchase for cash at face value, but without recourse, ratably from each of the other Banks such amount of the Committed Loans or Reimbursement Obligations, or participations therein, held by each such other Banks (or interest therein) as shall be necessary to cause such Bank to share such excess payment ratably with all the other Banks; provided, however, that if any such purchase is made by any Bank, and if such excess payment or part thereof is thereafter recovered from such purchasing Bank, the related purchases from the other Banks shall be rescinded ratably and the purchase price restored as to the portion of such excess payment so recovered, but without interest. For purposes of this Section 11.7, amounts owed to or recovered by, the Agent in connection with Reimbursement Obligations in which Banks have been required to fund their participation shall be treated as amounts owed to or recovered by the Agent as a Bank hereunder.

          Section 11.8. Notices. Except as otherwise specified herein, all notices under the Credit Documents shall be in writing (including cable, telecopy or other electronic communication) and shall be given to a party hereunder at its address or telecopier number set forth below or such other address or telecopier number as such party may hereafter specify by notice to the Agent and the Borrower, given by courier, by United States certified or registered mail, or by other telecommunication device capable of creating a written record of such notice and its receipt. Notices under the Credit Documents to the Banks and the Agent shall be addressed to their respective addresses, telecopier, telex, or telephone numbers set forth on the signature pages hereof, and to the Borrower to:

              U.S. Robotics Corporation
              8100 North McCormick Boulevard
              Skokie, Illinois 60076-2999
              Attention:  C. David Hall, Treasurer
              Telecopy:  (847) 676-6600
              Telephone:  (847) 933-5765

              with a copy to:

              U.S. Robotics Corporation
              8100 North McCormick Boulevard
              Skokie, Illinois 60076-2999
              Attention:  George A. Vinyard, Vice President, General Counsel
                 and Secretary
              Telecopy:  (847) 933-5149
              Telephone:  (847) 933-5830

         Each such notice, request or other communication shall be effective
(i) if given by telecopier, when such telecopy is transmitted to the telecopier number specified in this Section 11.8 or on the signature pages hereof and a confirmation of receipt of such telecopy has been received by the sender, (ii) if given by telex, when such telex is transmitted to the telex number specified in this Section 11.8 or on the signature pages hereof and the answer back is received by sender, (iii) if given by courier, when delivered, (iv) if given by mail, three Business Days after such communication is deposited in the mail, registered with return receipt requested, addressed as aforesaid or (v) if given by any other means, when delivered at the addresses specified in this
Section 11.8 or on the signature pages hereof; provided that any notice given pursuant to Section 1 hereof shall be effective only upon receipt and notices described in clauses (i), (ii), (iii), and (v) above that are received after normal business hours will be deemed received at the opening of business on the next business day.

          Section 11.9. Counterparts. This Agreement may be executed in any number of counterpart signature pages, and by the different parties on different counterparts, each of which when executed shall be deemed an original but all such counterparts taken together shall constitute one and the same instrument.

         Section 11.10. Successors and Assigns. This Agreement shall be binding upon the Borrower and its successors and assigns, and shall inure to the benefit of each of the Banks and the benefit of their respective successors and assigns, including any subsequent holder of any Note. The Borrower may not assign any of its rights or obligations under any Credit Document without the written consent of all of the Banks.

         Section 11.11. Participants. Each Bank shall have the right at its own cost to grant participations (to be evidenced by one or more agreements or certificates of participation) in the Loans made and Reimbursement Obligations and/or Commitments held by such Bank at any time and from time to time to one or more other Persons; provided that no such participation shall relieve any Bank of any of its obligations under this Agreement, and, provided, further that no such participant shall have any rights under this Agreement except as provided in this Section 11.11, and the Agent shall have no obligation or responsibility to such participant. Any agreement pursuant to which such participation is granted shall provide that the granting Bank shall retain the sole right and responsibility to enforce the obligations of the Borrower under this Agreement and the other Credit Documents including, without limitation, the right to approve any amendment, modification or waiver of any provision of the Credit Documents, except that such agreement may provide that such Bank will not agree to any modification, amendment or waiver of the Credit Documents that would reduce the amount of or postpone or extend any fixed date for payment of any Obligation in which such participant has an interest. Any party to which such a participation has been granted shall have the benefits of
Section 1.17 and Section 9.3 hereof but shall not be entitled to receive any greater payment under either such Section than the Bank granting such participation would have been entitled to receive with respect to the rights transferred. Prior to any Bank granting a participation as provided herein such Bank shall notify the Borrower thereof in writing. The Borrower authorizes each Bank to disclose to any participant or prospective participant under this Section 11.11 any financial or other information pertaining to the Borrower or any Subsidiary, subject to Section 11.21 hereof.

         Section 11.12. Assignment of Commitments by Banks. Each Bank shall have the right at any time, with the prior written consent of the Borrower (which consent shall not be unreasonably withheld or delayed) and the Agent, to assign all or any part of its Revolving Credit Commitment (including the same percentage of its Committed Note, outstanding

Committed Loans and participations in Letters of Credit) to one or more other Eligible Assignees; provided that each such assignment is in an amount of at least $15,000,000 or the entire Revolving Credit Commitment of such Bank, and if such assignment is not for such Bank's entire Revolving Credit Commitment, then such Bank's Revolving Credit Commitment after giving effect to such assignment shall not be less than $10,000,000; provided further that no such consents shall be required if the assignee is an Affiliate of the assigning Bank. Each such assignment shall set forth the assignee's address for notices to be given under Section 11.8 hereof hereunder and its designated Lending Office pursuant to Section 9.4 hereof. Upon any such assignment, delivery to the Agent and the Borrower of an executed copy of such assignment agreement and the forms referred to in Section 11.1 hereof, if applicable, and, in the case of an assignment to an Eligible Assignee other than an Affiliate of the assigning Bank, the payment of a $3,000 recordation fee to the Agent, the assignee shall become a Bank hereunder, all Loans, participations in Letters of Credit and the Revolving Credit Commitment it thereby holds shall be governed by all the terms and conditions hereof and the Bank granting such assignment shall have its Revolving Credit Commitment, and its obligations and rights in connection therewith, reduced by the amount of such assignment. At the time of the assignment the Borrower shall execute and deliver to the assignor and/or assignee new Notes.

         Section 11.13. Amendments. Any provision of the Credit Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by (a) the Borrower, (b) the Required Banks, and (c) if the rights or duties of the Agent are affected thereby, the Agent; provided that:

                  (i) no amendment or waiver pursuant to this Section 11.13 shall (A) increase or extend any Commitment of any Bank without the consent of such Bank or (B) reduce the amount of or postpone any fixed date for payment of any principal of or interest on any Loan or Reimbursement Obligation or of any fee payable hereunder without the consent of each Bank; and

                 (ii) no amendment or waiver pursuant to this Section 11.13 shall, unless signed by each Bank, change any provision of Section 6,
         Section 9, this Section 11.13, or the definition of Required Banks, or affect the number of Banks required to take any action under the Credit Documents.

         Section 11.14. Headings. Section headings used in this Agreement are for reference only and shall not affect the construction of this Agreement.

         Section 11.15. Legal Fees, Other Costs and Indemnification. The Borrower agrees to pay all reasonable costs and expenses of the Agent in connection with the preparation, negotiation, associated due diligence review, administration, and syndication of the Credit Documents, including without limitation, the reasonable fees and disbursements of Chapman and Cutler, counsel to the Agent, in connection with the preparation and execution of the Credit Documents, and any amendment, waiver or consent related hereto, whether or not the transactions contemplated herein are consummated. The Borrower further agrees to indemnify each Bank, the Agent, and their respective directors, officers and employees, against all losses, claims, damages, penalties, judgments, liabilities and expenses (including, without limitation, all expenses of litigation or preparation therefor, whether or not the indemnified Person is a party thereto) which any of them may incur or reasonably pay arising out of or relating to any Credit Document or any of the transactions contemplated thereby or the direct or indirect application or proposed application of the proceeds of any Loan or Letter of Credit, other than those which arise from the gross negligence or willful misconduct of the party claiming indemnification. The Borrower, upon demand by the Agent or a Bank at any time, shall reimburse the Agent or Bank for any reasonable legal or other expenses incurred in connection with investigating or defending against any of the foregoing except if the same is directly due to the gross negligence or willful misconduct of the party to be indemnified.

         Section 11.16. Set Off. In addition to any rights now or hereafter granted under applicable law and not by way of limitation of any such rights, upon the occurrence of any Event of Default, each Bank and each subsequent holder of any Note is hereby authorized by the Borrower at any time or from time to time, without notice to the Borrower or to any other Person, any such notice being hereby expressly waived, to set off and to appropriate and to apply any and all deposits (general or special, including, but not limited to, Indebtedness evidenced by certificates of deposit, whether matured or unmatured, but not including trust accounts, and in whatever currency denominated) and any other Indebtedness at any time held or owing by that Bank or that subsequent holder to or for the credit or the account of the Borrower, whether or not matured, against and on account of the obligations and liabilities of the Borrower to that Bank or that subsequent holder under the Credit Documents, including, but not limited to, all claims of any nature or description arising out of or connected with the Credit Documents, irrespective of whether or not (a) that Bank or that subsequent holder shall have made any demand hereunder or (b) the principal of or the interest on the Loans or Notes and other amounts due hereunder shall have become due and payable pursuant to
Section 8 and although said obligations and liabilities, or any of them, may be contingent or unmatured.

         Section 11.17. Currency. Each reference in this Agreement to U.S. Dollars or to an Alternative Currency (the "relevant currency") is of the essence. To the fullest extent permitted by law, the obligation of the Borrower in respect of any amount due in the relevant currency under this Agreement shall, notwithstanding any payment in any other currency (whether pursuant to a judgment or otherwise), be discharged only to the extent of the amount in the relevant currency that the Person entitled to receive such payment may, in accordance with normal banking procedures, purchase with the sum paid in such other currency (after any premium and costs of exchange) on the Business Day immediately following the day on which such party receives such payment. If the amount in the relevant currency that may be so purchased is less than the sum originally due to such Person in the specified currency, the Borrower agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Person against such loss, and if the amount of the specified currency so purchased exceeds the sum of (a) the amount originally due to the relevant Person in the specified currency plus (b) any amounts shared with other Banks as a result of allocations of such excess as a disproportionate payment to such Bank under Section 11.7 hereof, such Person agrees to remit such excess to the Borrower.

         Section 11.18. Entire Agreement. The Credit Documents constitute the entire understanding of the parties thereto with respect to the subject matter thereof and any prior or contemporaneous agreements, whether written or oral, with respect thereto are superseded thereby.

         Section 11.19. Governing Law. This Agreement and the other Credit Documents, and the rights and duties of the parties hereto, shall be construed and determined in accordance with the internal laws of the State of Illinois.

         Section 11.20. Submission to Jurisdiction; Waiver of Jury Trial. The Borrower hereby submits to the nonexclusive jurisdiction of the United States District Court for the Northern District of Illinois and of any Illinois State court sitting in the City of Chicago for purposes of all legal proceedings arising out of or relating to this Agreement, the other Credit Documents or the transactions contemplated hereby or thereby. The Borrower irrevocably waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. THE BORROWER, THE AGENT, AND EACH BANK HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO ANY CREDIT DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY.

         Section 11.21. Confidentiality. Each Bank agrees to maintain in confidence and not to disclose without the Borrower's consent (other than to its employees, affiliates, auditors, counsel or other professional advisors, or to another Bank) any information concerning the Borrower or any of its Subsidiaries furnished pursuant to this Agreement and identified as confidential by the party so furnishing such information; provided that any Bank may disclose any such information (a) that has become generally available to the public, (b) if required or appropriate in any report, statement or testimony submitted to any regulatory body having or claiming to have jurisdiction over such Bank, (c) if required or appropriate in response to any summons or subpoena or in connection with any litigation, (d) in order to comply with any law, order, regulation or ruling applicable to such Bank, or
(e) to any prospective or actual participant under Section 11.11 hereof or assignee under Section 11.12 hereof in connection with any contemplated or actual transfer of a participating interest in such Bank's rights or obligations hereunder; provided, that such actual or prospective transferee executes an agreement with such Bank containing provisions substantially identical to those contained in this Section 11.21.

         Upon your acceptance hereof in the manner hereinafter set forth, this Agreement shall be a contract between us for the purposes hereinabove set forth.

         Dated as of September 12, 1996.



                                             U.S. Robotics Corporation




                                             By  /s/ C. DAVID HALL
                                                 ------------------------
                                             Its  Treasurer
                                                 ------------------------

         Accepted and Agreed to as of the day and year last above written.

Address and Amount of Commitments:


Address: HARRIS TRUST AND SAVINGS BANK, in its individual capacity as a Bank and as Agent

111 West Monroe Street
Chicago, Illinois  60690
Attn:  John R. Smart

Facsimile:  (312) 461-2591                       By /s/ JOHN R. SMART
Telephone: (312) 461-2801                          -----------------------------
                                                Its Vice President
                                                   -----------------------------


Revolving Credit
  Commitment:  $45,000,000

Lending Offices:

Domestic Rate Loans:
         111 West Monroe Street
         Chicago, Illinois  60690
         Attn:  John R. Smart

Eurocurrency Loans:
         111 West Monroe Street
         Chicago, Illinois  60690
         Attn:  John R. Smart

Address: THE FIRST NATIONAL BANK OF CHICAGO, in its individual capacity as a Bank and as a Co-Agent
         One First National Plaza
         Mail Suite 0088, 14th Floor
         Chicago, Illinois  60670-0088
         Attn:  Jerry Kane

Facsimile:  (312) 732-1117                       By /s/ JERRY KANE
Telephone:  (312) 732-1614                         -----------------------------
                                                Its SVP
                                                   -----------------------------


Revolving Credit
  Commitment:  $25,000,000

Lending Offices:

Domestic Rate Loans:
         One First National Plaza
         Mail Suite 0088, 14th Floor
         Chicago, Illinois  60670-0088
         Attn:  Jerry Kane

Eurocurrency Loans:
         One First National Plaza
         Mail Suite 0088, 14th Floor
         Chicago, Illinois  60670-0088
         Attn:  Jerry Kane

Address:                                             NATIONSBANK OF TEXAS, N.A.
                                                     in its individual capacity
                                                     as a Bank and as a Co-Agent

         901 Main Street, 67th Floor
         Dallas, Texas 75283-1000
         Attn:  Stan W. Reynolds

Facsimile:  (214) 508-0980                       By /s/ STAN W. REYNOLDS
Telephone:  (214) 508-3399                         -----------------------------
                                                Its Vice President
                                                   -----------------------------


Revolving Credit
  Commitment:  $25,000,000

Lending Offices:

Domestic Rate Loans:
         901 Main Street
         Dallas, Texas 75283-1000
         Attn:  Stan W. Reynolds

Eurocurrency Loans:
         901 Main Street
         Dallas, Texas 75283-1000
         Attn:  Stan W. Reynolds

Address: SOCIETE GENERALE, CHICAGO BRANCH in its individual capacity as a Bank and as a Co-Agent

         181 W. Madison Street, Suite 3400
         Chicago, Illinois  60602
         Attn:  Joseph A. Philbin

Facsimile:  (312) 578-5099                       By /s/ JOSEPH A. PHILBIN
Telephone:  (312) 578-5005                         -----------------------------
                                                Its Vice President
                                                   -----------------------------


Revolving Credit
  Commitment:  $25,000,000

Lending Offices:

Domestic Rate Loans:
         181 W. Madison Street, Suite 3400
         Chicago, Illinois  60602
         Attn:  Joseph A. Philbin

Eurocurrency Loans:
         181 W. Madison Street, Suite 3400
         Chicago, Illinois  60602
         Attn:  Joseph A. Philbin

Address:                                                      ABN AMRO BANK N.V.


         135 South LaSalle Street                  By /s/ DAVID C. SAGERS
         Chicago, Illinois 60674-9135              -----------------------------
         Attn:  Douglas R. Elliott              Its Vice President
                                                   -----------------------------
Facsimile:  (312) 606-8425
Telephone:  (312) 904-2994                       By /s/ CHRISTINE E. HOLMES
                                                   -----------------------------
                                                Its Vice President
                                                   -----------------------------



Revolving Credit
  Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:
         135 South LaSalle Street
         Chicago, Illinois 60674-9135
         Attn:  Douglas R. Elliott

Eurocurrency Loans:
         135 South LaSalle Street
         Chicago, Illinois 60674-9135
         Attn:  Douglas R. Elliott

Address:                                                 THE BANK OF NOVA SCOTIA
         600 Peachtree Street N.E.
         Suite 2700
         Atlanta, Georgia 30308
         Attn:  F.C.H. Ashby

Facsimile:  (404) 888-8998                      By /s/ A.S. NORSWORTHY
Telephone:  (404) 877-1560                         -----------------------------
                                               Its Senior Team Leader -
                                                   Loan Operations
                                                   -----------------------------


Revolving Credit
  Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:
         600 Peachtree Street N.E.
         Suite 2700
         Atlanta, Georgia 30308
         Attn:  F.C.H. Ashby

Eurocurrency Loans:
         600 Peachtree Street N.E.
         Suite 2700
         Atlanta, Georgia 30308
         Attn:  F.C.H. Ashby

Address:                                               BANQUE NATIONALE DE PARIS
         209 South LaSalle Street, 5th Floor
         Chicago, Illinois 60604
         Attn:  Rosalie C. Hawley

Facsimile:  (312) 977-1380                       By /s/ ARNAUD COLLIN DU BOCAGE
Telephone:  (312) 977-2203                         -----------------------------
                                                Its Executive Vice President and
                                                    General Manager
                                                    ----------------------------

Revolving Credit
  Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:
         209 South LaSalle Street, 5th Floor
         Chicago, Illinois 60604
         Attn:  Rosalie C. Hawley

Eurocurrency Loans:
         209 South LaSalle Street, 5th Floor
         Chicago, Illinois 60604
         Attn:  Rosalie C. Hawley

Address:                                         COMMERZBANK AKTIENGESELLSCHAFT,
                                                 CHICAGO BRANCH
         311 South Wacker Drive, Suite 5800
         Chicago, Illinois 60606
         Attn:  Mark D. Monson

Facsimile:  (312) 435-1486                       By /s/ MARK MONSON
Telephone:  (312) 408-6910                         -----------------------------
                                                Its Vice President
                                                   -----------------------------


                                                 By /s/ DR. HELMUT TOLLNER
                                                   -----------------------------
                                                Its Executive Vice President
                                                   -----------------------------

Revolving Credit
  Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:
         311 South Wacker Drive
         Chicago, Illinois 60606
         Attn:  Mark D. Monson

Eurocurrency Loans:
         311 South Wacker Drive
         Chicago, Illinois 60606
         Attn:  Mark D. Monson

Address:                                         CREDIT LYONNAIS, CHICAGO BRANCH
         227 West Monroe Street
         Chicago, Illinois 60606
         Attn:  Michel Buysschaert

Facsimile:  (312) 641-0527                       By /s/ MICHAEL BUYSSCHAERT
Telephone:  (312) 220-7301                         -----------------------------
                                                Its Vice President
                                                   -----------------------------


Revolving Credit
  Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:
         227 West Monroe Street
         Chicago, Illinois 60606
         Attn:  Michel Buysschaert

Eurocurrency Loans:
         227 West Monroe Street
         Chicago, Illinois 60606
         Attn:  Michel Buysschaert

Address:                                        DEUTSCHE BANK AG, CHICAGO BRANCH
                                                    AND/OR CAYMAN ISLANDS BRANCH
         227 West Monroe Street, Suite 4350
         Chicago, Illinois 60606
         Attn:  Hans Roderich

Facsimile:  (312) 578-4111                       By /s/ HANS RODERICH
Telephone:  (312) 578-4133                         -----------------------------
                                                    Its Associate
                                                        ------------------------
                                                 By /s/ CYNTHIA L. HUNT
                                                   -----------------------------
                                                    Its Director
                                                        ------------------------
Revolving Credit
  Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:
         227 West Monroe Street, Suite 4350
         Chicago, Illinois 60606
         Attn:  Hans Roderich

Eurocurrency Loans:
         Cayman Islands Branch
         c/o New York Branch
         31 West 52nd Street
         New York, New York 10019

         with a copy to:
         Chicago Branch
         227 West Monroe Street, Suite 4350
         Chicago, Illinois 60606
         Attn:  Hans Roderich

Address:                                     FIRST UNION NATIONAL BANK OF NORTH
                                             CAROLINA
        One First Union Center
        Charlotte, North Carolina  28288-0745
        Attn:  David Gillespie
                                             By  /s/ JANE W. WORKMAN
Facsimile:  (704) 374-2802                     --------------------------------
Telephone:  (704) 383-1392                  Its  SENIOR VICE PRESIDENT
                                                -------------------------------

Revolving Credit
  Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:

        One First Union Center
        Charlotte, North Carolina  28288-0745
        Attn:  David Gillespie

Eurocurrency Loans:

        One First Union Center
        Charlotte, North Carolina  28288-0745
        Attn:  David Gillespie

Address:                                       THE FUJI BANK, LIMITED
         225 West Wacker Drive, Suite 2000
         Chicago, Illinois 60606
         Attn:  Lee E. Prewitt

Facsimile:  (312) 621-0539                     By  /s/  PETER L. CHINNICI
Telephone:  (312) 621-9485                         ----------------------------

                                                  Its   Joint General Manager
Revolving Credit                                        -----------------------
  Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:
         225 West Wacker Drive, Suite 2000
         Chicago, Illinois 60606
         Attn:  Lee E. Prewitt

Eurocurrency Loans:
         225 West Wacker Drive, Suite 2000
         Chicago, Illinois 60606
         Attn:  Lee E. Prewitt

Address:                                   THE INDUSTRIAL BANK OF JAPAN, LIMITED
         227 West Monroe Street, Suite 2600
         Chicago, Illinois 60606
         Attn:  Steven Ryan

Facsimile:  (312) 855-8200                       By    [SIG]
Telephone:  (312) 855-6251                         -----------------------------
                                                    Its Joint General Manager
                                                       -------------------------

Revolving Credit
  Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:
         227 West Monroe Street, Suite 2600
         Chicago, Illinois 60606
         Attn:  Steven Ryan

Eurocurrency Loans:
         227 West Monroe Street, Suite 2600
         Chicago, Illinois 60606
         Attn:  Steven Ryan

Address:                                              THE NORTHERN TRUST COMPANY
         50 South LaSalle Street
         Chicago, Illinois 60675
         Attn:  Carolyn Donohue Grant

Facsimile:  (312) 444-7028                       By Carolyn Donohue Grant
Telephone:  (312) 444-7729                         -----------------------------
                                                    Its Vice President
                                                       -------------------------

Revolving Credit
  Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:
         50 South LaSalle Street
         Chicago, Illinois 60675
         Attn:  Carolyn Donohue Grant

Eurocurrency Loans:
         50 South LaSalle Street
         Chicago, Illinois 60675
         Attn:  Carolyn Donohue Grant

Address:                                          WACHOVIA BANK OF GEORGIA, N.A.
         70 West Madison Street, Suite 2440
         Chicago, Illinois 60602
         Attn:  Keith L. Burson

Facsimile:  (312) 853-0693                       By /s/ ELIZABETH COLT
Telephone:  (312) 853-3775                         -----------------------------
                                                    Its Vice President
                                                        ------------------------
                                                    Elizabeth Colt


Revolving Credit
  Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:
         70 West Madison Street
         Chicago, Illinois 60602
         Attn:  Keith L. Burson

Eurocurrency Loans:
         70 West Madison Street
         Chicago, Illinois 60602
         Attn:  Keith L. Burson

Address:                                       WESTDEUTSCHE LANDESBANK
                                               GIROZENTRALE, NEW YORK BRANCH
        1211 Avenue of the Americas
        New York, New York 10036
        Attn:  Cheryl Wilson
                                               By       /SIG/
Facsimile:  (212) 852-6148                       ------------------------------
Telephone:  (212) 852-6121                       Its    VP
                                                    ---------------------------
        with a copy to:

        181 W. Madison Street, Suite 4850      By  /s/ KAREN E. HOPLOCK
        Chicago, Illinois 60602                  ------------------------------
        Attn:  Mark R. Worley                  Its      VP
                                                  -----------------------------
Facsimile:  (312) 553-1609
Telephone:  (312) 553-1600


Revolving Credit
  Commitment:  $15,000,000

Lending Offices:

Domestic Rate Loans:

        1211 Avenue of the Americas
        New York, New York 10036
        Attn:  Cheryl Wilson

Eurocurrency Loans:

        1211 Avenue of the Americas
        New York, New York 10036
        Attn:  Cheryl Wilson

                                   EXHIBIT A

                           NOTICE OF PAYMENT REQUEST

[Name of Bank]                                             [Date]

[Address]

Attention:

         Reference is made to the Credit Agreement, dated as of September 12, 1996 among U.S. Robotics Corporation, the Banks named therein, and Harris Trust and Savings Bank, as Agent (the "Credit Agreement"). Capitalized terms used herein and not defined herein have the meanings assigned to them in the Credit Agreement. [The Borrower has failed to pay its Reimbursement Obligation in the amount of $__________. Your Bank's Percentage of the unpaid Reimbursement Obligation is $____________] or [Harris Trust and Savings Bank has been required to return a payment by the Borrower of a Reimbursement Obligation in the amount of $____________. Your Bank's Percentage of the returned Reimbursement Obligations is $____________.]

                                      Very truly yours,

                                      HARRIS TRUST AND SAVINGS BANK


                                      By ________________________________

                                          Its ___________________________

                                   EXHIBIT B

                                 COMMITTED NOTE
                                                         ________________, _____

         FOR VALUE RECEIVED, the undersigned, U.S. Robotics Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________ (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, in Chicago, Illinois, (or in the case of Eurocurrency Loans denominated in an Alternative Currency, at such office as the Agent has previously notified the Borrower) in the currency of such Committed Loan in accordance with Section
3.1 of the Credit Agreement, the aggregate unpaid principal amount of all Committed Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Committed Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Bank shall record on its books or records or on a schedule attached to this Committed Note, which is a part hereof, each Committed Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Committed Loan is a Domestic Rate Loan or a Eurocurrency Loan, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Committed Note all such amounts shall be recorded on a schedule attached to this Committed Note. The record thereof, whether shown on such books or records or on a schedule to this Committed Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Committed Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

         This Committed Note is one of the Committed Notes referred to in the Credit Agreement dated as of September 12, 1996, among the Borrower, Harris Trust and Savings Bank, as Agent, and the Banks party thereto (the "Credit Agreement"), and this Committed Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Committed Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Committed Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Prepayments may be made hereon and this Committed Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                    U.S. ROBOTICS CORPORATION

                                    By______________________________________

                                        Its_________________________________

                                   EXHIBIT C

                                    BID NOTE

                                                        ________________, ______

         FOR VALUE RECEIVED, the undersigned, U.S. Robotics Corporation, a Delaware corporation (the "Borrower"), promises to pay to the order of ____________________ (the "Bank") on the Termination Date of the hereinafter defined Credit Agreement, at the principal office of Harris Trust and Savings Bank, in Chicago, Illinois, (or in the case of Bid Loans denominated in an Alternative Currency, at such office as the Agent has previously notified the Borrower) in the currency of such Bid Loan in accordance with Section 3.1 of the Credit Agreement, the aggregate unpaid principal amount of all Bid Loans made by the Bank to the Borrower pursuant to the Credit Agreement, together with interest on the principal amount of each Bid Loan from time to time outstanding hereunder at the rates, and payable in the manner and on the dates, specified in the Credit Agreement.

         The Bank shall record on its books or records or on a schedule attached to this Bid Note, which is a part hereof, each Bid Loan made by it pursuant to the Credit Agreement, together with all payments of principal and interest and the principal balances from time to time outstanding hereon, whether the Bid Loan is a Eurocurrency Bid Loan or a Stated Rate Bid Loan, the currency thereof and the interest rate and Interest Period applicable thereto, provided that prior to the transfer of this Bid Note all such amounts shall be recorded on a schedule attached to this Bid Note. The record thereof, whether shown on such books or records or on a schedule to this Bid Note, shall be prima facie evidence of the same, provided, however, that the failure of the Bank to record any of the foregoing or any error in any such record shall not limit or otherwise affect the obligation of the Borrower to repay all Bid Loans made to it pursuant to the Credit Agreement together with accrued interest thereon.

         This Bid Note is one of the Bid Notes referred to in the Credit Agreement dated as of September 12, 1996, among the Borrower, Harris Trust and Savings Bank, as Agent, and the Banks party thereto (the "Credit Agreement"), and this Bid Note and the holder hereof are entitled to all the benefits provided for thereby or referred to therein, to which Credit Agreement reference is hereby made for a statement thereof. All defined terms used in this Bid Note, except terms otherwise defined herein, shall have the same meaning as in the Credit Agreement. This Bid Note shall be governed by and construed in accordance with the internal laws of the State of Illinois.

         Prepayments may be made hereon and this Bid Note may be declared due prior to the expressed maturity hereof, all in the events, on the terms and in the manner as provided for in the Credit Agreement.

         The Borrower hereby waives demand, presentment, protest or notice of any kind hereunder.

                                      U.S. ROBOTICS CORPORATION

                                      By ___________________________________

                                          Its ______________________________

                                   EXHIBIT D

                         BID LOAN REQUEST CONFIRMATION

                                                                          [Date]

Harris Trust and Savings Bank, as Agent
111 West Monroe Street
Chicago, Illinois  60690

Attention:  Agency Services

Dear ________________:

         The undersigned, U.S. Robotics Corporation (the "Borrower") refers to the Credit Agreement dated as of September 12, 1996, as amended (the "Credit Agreement"), among the Borrower, the Banks from time to time party thereto, and Harris Trust and Savings Bank, as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Borrower hereby confirms that it has, on the date hereof, given you notice pursuant to Section 1.7 of the Credit Agreement that it requests a Bid Loan Borrowing under the Credit Agreement, and in that connection sets forth below the terms on which such Bid Loan Borrowing is requested to be made:

     (A) Type of Bid Loan Borrowing(1)                                                       ________________

     (B) Date of Bid Loan Borrowing(2)                                                       ________________

     (C) Currency                                                                            ________________

     (D) Aggregate Principal Amount of             Stated Rate                               Eurocurrency
                                                   -----------                               ------------
            Bid Loan Borrowing(3)
                                                   ---------------                           ---------------





__________________________________

(1)  Stated Rate or Eurocurrency.

(2) The Bid Loan Request Confirmation must be received on a Business Day by the Agent not later than 10:30 A.M. (Chicago time) one (1) Business Day before the proposed Borrowing Date in the case of Stated Rate Bid
         Loans and five Business Days before the proposed Borrowing Date in the case of Eurodollar Bid Loans.

(3) Not less than an Original Dollar Amount of $5,000,000 and in integral multiples of 1,000,000 units of the relevant currency.

     (E)  Maturities(4)
                                                   ---------------                           ---------------

                                                   ---------------                           ---------------

     (F)   If, applicable maximum amount           ---------------                           ---------------
            requested for each maturity
                                                   ---------------                           ---------------

         Upon acceptance of any or all of the Bids offered by Banks in response to this request, the Borrower shall be deemed to affirm as of such date the representations and warranties made in the Credit Agreement.

                                         U.S. ROBOTICS CORPORATION

                                         By __________________________________

                                              Its ____________________________




_________________

(4) List up to 3 maturities of 1 to 180 days in the case of Stated Rate Bid Loans and 1, 2, 3, 4, 5 or 6 months in the case of Eurocurrency Bid Loans, but never beyond the Termination Date.

                                   EXHIBIT E

                               INVITATION TO BID
                                                                          [Date]
[Name of Bank]
[Address of Bank]

Attention:

         Reference is made to the Credit Agreement dated as of September 12, 1996 (the "Credit Agreement") among U.S. Robotics Corporation, (the "Borrower"), the Banks from time to time party thereto, and Harris Trust and Savings Bank, as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Borrower made a Bid Loan Request on __________, ________ pursuant to Section 1.7(a) of the Credit Agreement, and in that connection you are invited to submit a Bid by [Date](1). Your Bid must comply with Section 1.7(c) of the Credit Agreement and the terms set forth below on which the Bid Loan Request was made.

     (A)         Type (Stated Rate or Eurocurrency)                                    _______________

     (B)         Date of Proposed Bid Loan Borrowing                                   _______________

     (C)         Currency                                                              _______________

                                                            Stated Rate                Eurocurrency
                                                            -----------                ------------
     (D)         Aggregate Principal Amount
                 of Bid Loan                                ____________               ______________

     (E)         Maturities and maximum
                 amount, if different from
                 (D), for any maturity                      _____________              ______________

                                                  Very truly yours,

                                                  HARRIS TRUST AND SAVINGS BANK,
                                                  as Agent

                                                  By __________________________

                                                        Its ___________________


_________________

(1) The Bid must be received by the Agent not later than 9:00 a.m. Chicago time, on the proposed Borrowing Date for Stated Rate Bid Loans and 1:00 p.m. four Business Days prior to the proposed Borrowing Date for Eurocurrency Bid Loans.

                                   EXHIBIT F

                              CONFIRMATION OF BID
                                                                          [Date]
Harris Trust and Savings Bank, as Agent
111 West Monroe Street
Chicago, Illinois  60690

Attention:  Agency Services

         The undersigned [Name of Bank], refers to the Credit Agreement dated as of September 12, 1996 (the "Credit Agreement") among U.S. Robotics Corporation (the "Borrower"), the Banks from time to time party thereto, and Harris Trust and Savings Bank, as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The undersigned hereby confirms that on the date hereof it has made a Bid pursuant to Section 1.7 of the Credit Agreement, in response to the Bid Loan Request made by the Borrower on __________, _______, and in that connection sets forth below the terms on which such Bid is made:

     Type (Stated Rate or Eurocurrency):                                             _____________________

     Currency                                                                        _____________________

     Date of proposed Bid Loan Borrowing:                                            ____________________(1)

                                                                                     Interest Rate or spread
     Principal Amount(2)                               Maturity(3)                   above or below LIBOR(4)
     ----------------                                  --------                      --------------------


                                                               Very truly yours,

                                                               [Name of Bank]

                                                               By ________________________________

                                                                   Its ___________________________





__________________________________

(1) As specified in the related Invitation to Bid.

(2) Principal amount of bid for each maturity may not exceed the principal amount requested by the Company or the maximum amount requested for that maturity, if less. Bids must be made in a minimum an Original Dollar Amount of $5,000,000 and in integral multiples of 1,000,000 units of the relevant currency.

(3) List each maturity of 1 to 180 days in the case of Stated Rate Bid Loans and 1, 2, 3, 4, 5 or 6 months in the case of Eurocurrency Bid Loans.

(4) Specify rate of interest per annum computed on the basis of a year of 360 days and actual days elapsed for Stated Rate Bid Loans and percentage to be added to or subtracted from LIBOR for Eurocurrency Bid Rate Loans.

                                   EXHIBIT G

                          NOTICE OF ACCEPTANCE OF BID


                                                                          [Date]
[Name of Bank]
[Address of Bank]

Attention:

         Reference is made to the Credit Agreement dated as of September 12, 1996 (the "Credit Agreement") among U.S. Robotics Corporation (the "Borrower"), the Banks from time to time party thereto, and Harris Trust and Savings Bank, as Agent for the Banks. Capitalized terms used and not defined herein have the meanings assigned to them in the Credit Agreement. The Borrower made a Bid Loan Request on __________, ______ pursuant to Section 1.7 of the Credit Agreement, and in that connection you have submitted a Bid. Your Bid has been accepted as set forth below.

(A)      Type of Bid Loan                                               _______________

(B)      Date of Bid Loan Borrowing                                     _______________

                                                                                                                Interest
                (C) Aggregate principal                                                                         Rate or
                amount of each Bid                                                                              Spread above or
                maturity and interest   Principal                                                               below
                rate                    Amount                  Currency               Maturity                 LIBOR
                                        -------                 --------               --------                 -----

                                        __________              __________             __________               __________

                                        __________              __________             __________               __________

                                        __________              __________             __________               __________

                                        __________              __________             __________               __________

                                                               Very truly yours,

                                                               HARRIS TRUST AND SAVINGS BANK,
                                                                   as Agent

                                                               By _______________________________________

                                                                   Its __________________________________

                                   EXHIBIT H

                             COMPLIANCE CERTIFICATE

         This Compliance Certificate is furnished to Harris Trust and Savings Bank as Agent pursuant to the Credit Agreement (the "Credit Agreement") dated as of September 12, 1996, by and among U.S. Robotics Corporation, the Banks signatory thereto and Harris Trust and Savings Bank as Agent. Unless otherwise defined herein, the terms used in this Compliance Certificate have the meanings ascribed thereto in the Credit Agreement.

         THE UNDERSIGNED HEREBY CERTIFIES THAT:

                   1.     I am the duly elected ____________________ of U.S.
         Robotics Corporation;

                   2. I have reviewed the terms of the Credit Agreement and I have made, or have caused to be made under my supervision, a detailed review of the transactions and conditions of U.S. Robotics Corporation and its Subsidiaries during the accounting period covered by the attached financial statements;

                   3. The examinations described in paragraph 2 did not disclose, and I have no knowledge of, the existence of any condition or event which constitutes an Event of Default during or at the end of the accounting period covered by the attached financial statements or as of the date of this Certificate, except as set forth below;

                   4. Based on the examinations described in paragraph 2, the representations and warranties of the Borrower contained in
         Section 5 of the Credit Agreement are true and correct in all material respects as if made on the date hereof (other than those made solely as of an earlier date, which are only certified to be true as of such date), except as set forth below; and

                   5. Schedule 1 attached hereto sets forth financial data and computations evidencing compliance with certain covenants of the Credit Agreement, all of which data and computations are true, complete and correct. All computations are made in accordance with the terms of the Credit Agreement.

         Described below are the exceptions, if any, to paragraphs 3 and 4 by listing, in detail, the nature of the condition or event, the period during which it has existed and the action which the Borrower has taken, is taking, or proposes to take with respect to each such condition or event:

         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

         ______________________________________________________________________

         The foregoing certifications, together with the computations set forth in Schedule 1 hereto and the financial statements delivered with this Certificate in support hereof, are made and delivered this __________ day of _____________, 19___.

                                              __________________________________

                      SCHEDULE 1 TO COMPLIANCE CERTIFICATE

                  Compliance Calculations for Credit Agreement
                         dated as of September 12, 1996

                      CALCULATION AS OF ____________, ____

A.       Liens (Sec. 7.9(d), (e), and (i))

         1.   Liens securing judgments or related
              bonds (Section 7.9(d))                                $______________             (not to exceed $10,000,000)

         2.   Purchase money Liens
              (Section 7.9(e))                                      $______________             (not to exceed 5% of
                                                                                                Consolidated Tangible
                                                                                                Assets)

         3.   Liens on Property of newly
              acquired Persons (or divisions)
              (Section 7.9(h))                                      $______________             (not to exceed $25,000,000)

         4.   Liens securing Indebtedness not
              otherwise permitted by Section 7.9
              (Section 7.9(j))                                      $______________             (not to exceed
                                                                                                10% of Consolidated
                                                                                                Tangible Assets
                                                                                                (Line C3))

B.       Sale of Assets (Section 7.12)

         1.   Fair market value of assets sold
              during past 12-months (excluding
              inventory and permitted
              sale/leasebacks)                                      $_______________

         2.   Consolidated Tangible Assets at end
              of preceding fiscal quarter (Line C3)                 $_______________            (Line B1 not to exceed
                                                                                                10% of Line B2, but may equal
                                                                                                up to 25% of Line B2 if sale
                                                                                                proceeds in excess of 10% of
                                                                                                Line B2 are reinvested in
                                                                                                business and meet other
                                                                                                requirements of Section 7.12

C.       Consolidated Tangible Net Worth (Section 7.15)

         1.   Consolidated total assets                             $______________

         2.   Consolidated intangible assets                        $______________

         3.   Consolidated Tangible Assets
              (Line C1 minus Line C2)                               $______________

         4.   Consolidated total liabilities                        $______________

         5.   Consolidated Tangible Net Worth
              (Line C3 minus Line C4)                               $______________

         6.   Positive Net Income for fiscal
              quarter ending September 29, 1996                     $______________

         7.   Cumulative positive Net Income
              for each fiscal year ending on
              or after September 28, 1997                           $______________

         8.   Sum of Line C6 and Line C7                            $______________

         9.   Line C8 times 50%                                     $______________

         10.  Sum of Line C8 plus $503,850,000                      $______________             (Line C5 must equal
                                                                                                or exceed Line C10)
D.       Leverage Ratio (Section 7.16)

         1.   Total Debt                                            $______________

         2.   Consolidated Tangible Net Worth
              (from Line C5)                                        $______________

         3.   Sum of Lines D1 and D2                                $______________

         4.    Ratio of Line D1 to D3                               _______ : ______            (Ratio of Line D1 to
                                                                                                Line D3 must not
                                                                                                exceed 0.50 to 1.00)
E.       Total Debt to EBITDA (Section 7.17)

         1.   Total Debt                                            $______________

         2.   Consolidated Net Income for four
              past fiscal quarters                                  $______________


         3.   Interest Expense for four past
              fiscal quarters                                       $______________

         4.   Income taxes for four past
              fiscal quarters                                       $______________

         5.   Amounts properly charged
              for depreciation of fixed assets
              for four past fiscal quarters                         $______________

         6.   Amounts properly charged
              for amortization of intangible
              assets for four past fiscal quarters                  $______________

         7.   Line E2 plus Lines E3,
              E4, E5 and E6                                         $______________

         8.    Ratio of Line E1 to Line E7                          _______ : ______            (Ratio of Line E1 to
                                                                                                Line E7 must not
                                                                                                be greater than
                                                                                                2.0:1.0
F.       Subsidiary Debt (Section 7.19)

         1.    Debt of Subsidiaries to Persons
               other than the Borrower and other
               Subsidiaries                                         $______________

         2.    Consolidated Tangible Assets
               (Line C3))                                           $______________

         3.    15% of Line F2                                       $______________             (Line F3 must be equal
                                                                                                to or greater than Line F1)

                                  EXHIBIT I-1
                               [FORM OF OPINION]

                               September 12, 1996


To each of the Banks named in the
  Credit Agreement defined below

c/o Harris Trust and Savings Bank, as Agent
111 West Monroe Street
Chicago, Illinois 60690

Ladies and Gentlemen:

         I am the General Counsel of U.S. Robotics Corporation (the "Borrower"), and I have acted as counsel for the Borrower in connection with the Borrower's authorization, execution and delivery of the Multicurrency Credit Agreement dated as of September 12, 1996, by and among the Borrower, the Banks and the Agent named therein (the "Credit Agreement") and of the Notes issued by the Borrower thereunder. All terms used and not defined herein shall have the meanings ascribed to them in the Credit Agreement.

         In connection with this opinion, I have examined such corporate documents and records of the Borrower and its Subsidiaries, certificates of public officials and officers of the Borrower and its Subsidiaries, and such other documents, as I have deemed necessary or appropriate for the purpose of this opinion.

         Based upon the foregoing, it is my opinion that:

           1. Each of the Borrower and each Subsidiary of the Borrower is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and is duly qualified as a foreign corporation and in good standing under the laws of each jurisdiction in which a failure to so qualify or be in good standing would reasonably be expected to materially and adversely affect the ownership of property of, or the business and operations conducted by, the Borrower and its Subsidiaries taken as a whole, or the Borrower's ability to perform any of its obligations under any of the Credit Documents.

           2. The Borrower has the requisite corporate power and authority to execute, deliver and perform its obligations under the Credit Documents, to borrow thereunder, and to apply for the Letters of Credit. The Borrower has taken all necessary corporate action to authorize such transactions on the terms and conditions of the Credit Documents, and to authorize the execution, delivery and performance of the Credit Documents, including, without limitation, the Applications for the Letters of Credit. Other than such corporate approvals and consents as have been obtained, to the best of my knowledge and belief no consent or authorization of, filing with, or other act by or in respect of, any Person is required in connection with the execution, delivery, performance, validity or enforceability of any of the Credit Documents, any borrowings thereunder or the application for any Letters of Credit. The Credit Agreement and the Notes have been duly executed and delivered on behalf of the Borrower.

           3. The execution, delivery and performance of the Credit Documents by the Borrower, and the use of the proceeds of borrowings thereunder and of the credit provided by the Letters of Credit issued thereunder, will not violate or contravene any provision of law or any judgment or decree, or any provision of the Borrower's certificate of incorporation or by-laws or, to the best of my knowledge and belief, any material agreement, instrument or undertaking, to which the Borrower is a party or by which it or any of its Properties is bound and will not result in, or require, the creation or imposition of any Lien on any of the Borrower's Properties or revenues.

           4. No litigation, investigation or proceeding of or before any court, arbitrator or governmental authority is pending or, to the best of my knowledge and belief, threatened by or against the Borrower or any of its Subsidiaries or any of their respective Properties or revenues that calls into question the validity or enforceability of any of the Credit Documents or any of the transactions contemplated thereby or which would reasonably be expected to have a material adverse effect on the business, operations, property or financial condition of the Borrower and its Subsidiaries, taken as a whole.

         This opinion is given pursuant to Section 6.1(a) of the Credit Agreement, solely for the use of the Banks and Agent and their respective assignees, participants and counsel and are not to be relied upon by any other party without the prior written consent of the undersigned.



                               Very truly yours,

                                  EXHIBIT I-2
                               [FORM OF OPINION]


                               September 12, 1996


To each of the Banks named in the
Credit Agreement defined below

c/o Harris Trust and Savings Bank, as Agent
111 West Monroe Street
Chicago, Illinois 60690

         Re:                                      U.S. Robotics Corporation

Ladies and Gentlemen:

         We have acted as special Illinois counsel to U.S. Robotics Corporation (the "Borrower") in connection with the preparation and negotiation of that certain Multicurrency Credit Agreement dated as of September 12, 1996 (the "Credit Agreement"), by and among the Borrower, the Banks and the Agent named therein. We are furnishing this opinion to you pursuant to Section 6.1(a) of the Credit Agreement. Unless otherwise defined herein, capitalized terms used herein have the respective meanings assigned to such terms in the Credit Agreement.

         In connection with the opinions expressed below, we have examined the Credit Agreement and the Notes and the opinion of George Vinyard, General Counsel to the Borrower (the "Opinion").

         In our examination of the documents referred to above, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to the originals of all such documents submitted to us as copies, and the due authority of the persons executing or delivering the same. We have made no independent examination of the records of, or other matters relating to, the Borrower or any of its Subsidiaries. As to factual matters, we have relied on the documents that we have examined. As to matters of law covered by the Opinion, we have relied solely, without independent verification or investigation as to any of the matters referred to therein, on the Opinion and have assumed the correctness of the matters set forth therein, our opinions being subject to the assumptions, qualifications and limitations set forth in the Opinion with respect thereto. We have also assumed that the Credit Agreement has been duly executed and delivered by the Agent and the Banks, with all necessary power and authority and the Credit Agreement is a legal, valid and binding obligation of each of them, enforceable in accordance with its terms.

         Based upon the foregoing examination of documents and assumptions and having due regard for legal considerations we deem relevant, we are of the opinion that the Credit Agreement and the Notes are the legal, valid and binding obligations of the Borrower, enforceable against the Borrower in accordance with their respective terms.

         Our opinion expressed above, with respect to the enforceability of such Credit Documents, is subject to the effects of (a) applicable bankruptcy, insolvency, reorganization, moratorium, rearrangement, liquidation, conservatorship or similar laws of a general application at the time in effect relating to or affecting the rights of creditors generally and (b) general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing (regardless of whether considered in a proceeding in equity or at law).

         In addition, certain provisions contained in such Credit Documents may be limited or rendered ineffective by applicable laws or judicial decisions governing such provisions or holding their enforcement to be unreasonable under the then existing circumstances, but such laws and judicial decisions do not in our opinion render any of such Credit Documents invalid as a whole or leave you without adequate remedies for the enforcement thereof.

         The laws covered by the opinions expressed herein are specifically limited to the laws of the State of Illinois and the Federal laws of the United States of America. The opinions expressed herein are for the sole benefit of, and may only be relied upon by the Agent and the Banks, and their respective assignees, participants and counsel, and are not to be relied upon by any other party without our prior written consent.


                                      Very truly yours,

                                      MAYER, BROWN & PLATT

                                   EXHIBIT J

                        COMMITMENT AMOUNT INCREASE REQUEST

                                                          ________________, ____


Harris Trust and Savings Bank
    (the "Agent") and the Banks
    referred to below
111 West Monroe Street
Chicago, Illinois  60690

Attention:  Agency Services

         Re: Credit Agreement dated as of September 12, 1996 (the "Credit Agreement"), among U.S. Robotics Corporation, the Banks from time to time party thereto and Harris Trust and Savings Bank, as Agent

Ladies and Gentlemen:

         In accordance with the Credit Agreement, the Borrower hereby requests that the Agent consent to an increase in the aggregate Revolving Credit Commitments (the "Commitment Amount Increase"), in accordance with Section 1.19 of the Credit Agreement, to be effected by [an increase in the Revolving Credit Commitment of [name of existing Bank]] / [the addition of [name of new Bank] (the "New Bank") as a Bank under the terms of the Credit Agreement]. All defined terms used herein and not defined herein shall have the same meaning herein as in the Credit Agreement.

         After giving effect to such Commitment Amount Increase, the Commitment of the New Bank shall be $______________ and the Percentages of all Banks for the purposes of the Credit Agreement will be as set forth on Attachment I hereto.

                   [INCLUDE PARAGRAPHS 1 - 5 FOR A NEW BANK]

                 1. The New Bank hereby confirms that it has received a copy of the Credit Agreement and the exhibits and schedules related thereto, together with copies of the documents which were required to be delivered under the Credit Agreement as a condition to the making of a Credit Event thereunder. The New Bank acknowledges and agrees that it has made and will continue to make, independently and without reliance upon the Agent or any other Bank and based on such documents and information as it has deemed appropriate, its own credit analysis and decisions relating to the Credit Agreement. The New Bank further acknowledges and agrees that the Agent has not made any representations or warranties about the creditworthiness of the Borrower or any other party to the Credit Agreement or any other Credit Document or with respect to the legality, validity, sufficiency or enforceability of the Credit Agreement or any other Credit Document or the value of any security therefor.

           2. Except as otherwise provided in the Credit Agreement, effective as of the date of acceptance hereof by the Agent, the New Bank (i) shall be deemed automatically to have become a party to the Credit Agreement and have all the rights and obligations of a "Bank" under the Credit Agreement as if it were an original signatory thereto and (ii) agrees to be bound by the terms and conditions set forth in the Credit Agreement as if it were an original signatory thereto.

           3. The New Bank hereby advises you of the following administrative details with respect to the its Loans and Commitment(s):

                  (A)     Address for Notices:

                          Institution Name:

                          Address:

                          Attention:

                          Telephone:

                          Facsimile:

                  (B)     Payment Instructions:

                  (C) Effective date of Commitment Amount Increase, which shall not be earlier than 5 Business Days after the date hereof:

           4. The Borrower agrees to execute and deliver to the New Bank, if not already a Bank under the Credit Agreement, a Bid Note and Committed Note.

          [5.    The New Bank has delivered, if appropriate, to the Borrower and the Agent (or is delivering to the Borrower and the Agent concurrently herewith) the tax forms referred to in Section 11.1 of the Credit Agreement.]*

         THIS AGREEMENT SHALL BE DEEMED TO BE A CONTRACTUAL OBLIGATION UNDER, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF ILLINOIS.



____________________

* Insert bracketed paragraph if New Bank is organized under the law of a jurisdiction other than the United States of America or a state thereof.

         The Commitment Amount Increase shall be effective when the executed consent of the Agent is received or otherwise in accordance with Section 1.19 of the Credit Agreement, but not in any case prior to ___________, ____. It shall be a condition to the effectiveness of the Commitment Amount Increase that no Loans shall be outstanding on the date of such effectiveness.

         The Borrower hereby certifies that no Default or Event of Default has occurred and is continuing.

         Please indicate the Agent's consent to such Commitment Amount Increase by signing the enclosed copy of this letter in the space provided below and returning the same to the Borrower no later than __________, _____.


                                    Very truly yours,

                                    U.S. ROBOTICS CORPORATION

                                    By ___________________________________

                                        Title: ___________________________

                                    [NEW BANK] / [BANK
                                    INCREASING COMMITMENT]

                                    By ___________________________________

                                        Title: ___________________________






The undersigned hereby consents on this

_______ day of _________, ____ to the above

requested Commitment Amount Increase.





HARRIS TRUST AND SAVINGS BANK, as Agent





By: _________________________________

    Title: _____________________________

                                  SCHEDULE 5.1



                    LIABILITIES OF U.S. ROBOTICS CORPORATION

         $60,000,000 7.52% Senior Notes due June 30, 2001.

                                  SCHEDULE 5.2

                   SUBSIDIARIES OF U.S. ROBOTICS CORPORATION

          (INCLUSION OF ANY SUBSIDIARY ON THIS SCHEDULE DOES NOT IMPLY THAT IT IS A MATERIAL SUBSIDIARY AS DEFINED IN THE CREDIT DOCUMENTS)


                                                            JURISDICTION OF                                PERCENTAGE
                            NAME                            INCORPORATION                                  OWNERSHIP
 U.S. Robotics Access Corp.                                 Delaware                                          100%
 Megahertz Holding Inc.                                     Utah                                              100%
 ISDN Systems Corporation                                   Maryland                                          100%
 Palm Computing, Inc.                                       California                                        100%
 Amber Wave Systems, Inc.                                   Delaware                                          100%
 U.S. Robotics Research Corp.                               Delaware                                          100%
 U.S. Robotics Deutschland Gmbh                             Germany                                           100%

             U.S. ROBOTICS ACCESS CORP SUBSIDIARIES:

     U.S. Robotics, s.a.                                    France                                           100%(1)
         U.S. Robotics European
           Coordination Center SARL                         France                                           100%
         P.N.B., s.a.                                       France                                           100%(1)
         US Robotics PCD SARL                               France                                           100%
         US Robotics Logistics SARL                         France                                           100%
         US Robotics Systems SARL                           France                                           100%
     USR Limited                                            United Kingdom                                   100%
         U.S. Robotics Limited                              United Kingdom                                   100%
         U.S. Robotics Italia S.r.L.                        Italy                                            100%
     U.S.R. Sales Corporation                               U.S. Virgin Islands                              100%
     USR International, Inc.                                Delaware                                         100%
         USR Middle East Holdings, Inc.                     Delaware                                         100%
              Scorpio Communications, Ltd.                  Israel                                           100%
     USR Robotics Services Limited                          Ireland                                          100%
     U.S. Robotics Europe Limited                           Ireland                                          100%


__________________

(1) Wholly-owned, except for directors' qualifying shares.

                     MEGAHERTZ HOLDING INC. SUBSIDIARIES:

 U.S. Robotics Mobile Communications Corp.
                                                             Utah                                            100%

                                 SCHEDULE 5.12

                                 REAL PROPERTY



                          LOCATION                                       INTEREST                           LIENS
8100 N. McCormick Blvd.                                                 Owned                               None
Skokie, IL 60076

8111 N. St. Louis                                                       Owned                               None
Skokie, IL 60076

3400 Oakton St.                                                         Owned                               None
Skokie, IL 60076


605 North 5600 West                                                     Owned                               None
Salt Lake City, UT  84116
                                                                        Leased                              None
940 Idaho Maryland Rd.
Grass Valley, CA  95945
                                                                        Leased                              None
443 Crown Point Circle
Suite A
Grass Valley, CA  95945
                                                                        Leased                              None
500 Crown Point Circle
Grass Valley, CA  95945
                                                                        Leased                              None
19100 Von Karman Avenue
Suite 680
Irvine, CA  92715
                                                                        Leased                              None
4410 El Camino Real
Suite 108
Los Altos, CA  94087
                                                                        Leased                              None
Charleston Place
1565 & 1585 Charleston Road
Mountain View, CA
                                                                        Leased                              None
5201 Great American Pkwy
Suite 320
Santa Clara, CA  95054

321 Main Street                                                 Leased                         None
Farmington, CT  06032

One Tabor Center                                                Leased                         None
1200 17th Street, Suite 530
Denver, CO  80202

1000 Mansell Exchange West                                      Leased                         None
Suite 250
Alpharetta, GA  30202

10440 Little Patuxent Parkway                                   Leased                         None
Suite 900
Columbia, MD  21044

4 Technology Drive                                              Leased                         None
Westborough, MA  01581

Two Penn Plaza                                                  Leased                         None
10th Floor, Suite 1088
New York, NY  10121

2801 Yorkmont Road                                              Leased                         None
Charlotte, NC  28208

5429 LBJ Freeway                                                Leased                         None
Suite 700
Dallas, TX  75240

2500 City West Blvd.                                            Leased                         None
Destec Tower, Suite 300
Houston, TX  77042

2070 Chain Ridge Road                                           Leased                         None
Vienna, VA  22182

500 108th Avenue                                                Leased                         None
Suite 848
Bellevue, WA  98004

Sterling Plaza                                                  Leased                         None
3535 128th Avenue, S.E.
Suite 110
Bellevue, WA  98006

6201 West Oakton Street                                                 Owned                              None
Morton Grove, IL  60053

7770 North Frontage Road                                                Owned                              None
Skokie, IL  60077

1800 West Central Road                                                  Leased                             None
Mt. Prospect, IL  60056

3800 Golf Road                                                          Leased                             None
Rolling Meadows, IL  60006

CANADA                                                                  Leased                             None
5420 North Service Road
Burlington, Ontario L7L 6C7

ENGLAND                                                                 Leased                             None
Arundell House
1 Farm Yard
Windsor, Berkshire, SL4 1QL

650 Wharfdale Road                                                      Leased                             None
Winnersh Triangle
Wokingham, Berkshire

FRANCE                                                                  Leased                             None
City Parc
3 Rue Lavoisier
F-59650 Villeneuve d'Ascq

European Distribution Center                                            Leased                             None
rue Jules Verne
Centre de Gos n 2
F-59818 Lesquin

Tour Kupka A                                                            Leased                             None
18, Rue Hoche
92800 Paris la Defense
France

PBN                                                                     Leased                             None
4 Rue Jean Mace
92150 Suresnes


 GERMANY                                                                  Leased                            None
 Munchner Str. 12
 85774 Unterfohning
 Munich

 IRELAND                                                                  Leased                            None
 Europa House
 Harcourt St.
 Dublin 2

 ITALY                                                                    Leased                            None
 Via Cavriana 3
 20134 Milan

                                  SCHEDULE 7.9

                                 EXISTING LIENS

1.  Megahertz Land and Building
    Borrower:       Megahertz Corporation and Megahertz Holding Corporation
    Lender:         Zions First National Bank
                    P.O. Box 25822
                    Salt Lake City, UT 84125
    Collateral:     Land and Building at 605 North 5600 West, Salt Lake City, UT
    Outstanding Principal of Secured
    Obligation:     $4,889,000


2.  Telephone Equipment
    Borrower:       U.S. Robotics Access Corp.
    Lender:         Octel Communications Corp.
    Collateral:     Telephone Equipment
    Outstanding
    Principal:      $4,500


3.  Office Equipment
    Borrower:       PNB, S.A.
    Lender:         Locabail
    Collateral:     Office Equipment
    Outstanding
    Principal:      FRF 118,500


4.  Office Equipment
    Borrower:       PNB, S.A.
    Lender:         Credit Universal
    Collateral:     Office Equipment
    Outstanding
    Principal:      FRF 262,879

                                 SCHEDULE 7.14

                          PERMITTED LIQUID INVESTMENTS

TAXABLE FIXED INCOME SECURITIES:

           A. Direct obligations of the United States Government and obligations fully guaranteed by any agency thereof.

           B. Investments in corporate fixed income securities and convertible bonds denominated in U.S. dollars.

           C.    Demand/Master Notes.

           D.    Commercial paper.

           E. Bank Obligations - Direct obligations of banks (e.g., certificates of deposit (CD's), banker's acceptances (BA's), and Bank Investment Contracts) which are organized and operating in the United States and are members of the FDIC (certain obligations of which, however, may not be subject to FDIC insurance); obligations of foreign branches of such banks (e.g., Eurodollar time deposits (TD's)).

           F. Foreign Bank Obligations (including CD's, BA's and TD's) of the domestic branches of foreign banks subject to the banking laws of the United States or any state thereof. All obligations must be denominated in U.S. dollars.

           G. Repurchase agreements - underlying securities must meet the qualification specified below.

           H. Dollar Denominated Commercial Paper of Foreign issuers rated A-1, P-1 or better.

           I.    Asset-backed securities.

         QUALITY STANDARDS

         All issues held shall be of investment grade quality, or equivalent if unrated. Commercial Paper shall be rated one of the two highest ratings by Moody's or Standard & Poor's (A-1, P-1 or A-2, P-2).

TAX ADVANTAGED INVESTMENTS

           A. Obligations of any state, county, city, or other political subdivision

           B.    Preferred Stocks

         Quality Standards

         All long-term issues shall be of investment grade quality, or equivalent if unrated. Short-term issues shall be limited to the two highest rating categories of Moody's or Standard & Poor's, or equivalent if unrated.





                                      -2-